                                                                  Execution Copy






                             CONTRACT FOR PURCHASE AND
                           SALE OF GRAND TRAVERSE RESORT

                                   BY AND BETWEEN

                          GRAND TRAVERSE HOLDING COMPANY,

                            GRS GRAND HOTEL CORPORATION

                           GENERAL REALTY SERVICES, INC.

                            GTR RESORT DEVELOPMENT, INC.

                                        and

                               GRAND PERSONALTY, INC.

                         TICOR TITLE INSURANCE CORPORATION

                                        and

                             KSL RECREATION CORPORATION

                                  TABLE OF CONTENTS


                                                                           PAGE


1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-
     1.1    Intentionally Omitted. . . . . . . . . . . . . . . . . . . . . -1-
     1.2    Acquired Accounts. . . . . . . . . . . . . . . . . . . . . . . -1-
     1.3    Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . -1-
     1.4    Business Day . . . . . . . . . . . . . . . . . . . . . . . . . -1-
     1.5    Buyer's Address. . . . . . . . . . . . . . . . . . . . . . . . -1-
     1.6    Buyer's Attorney . . . . . . . . . . . . . . . . . . . . . . . -1-
     1.7    Buyer's Costs. . . . . . . . . . . . . . . . . . . . . . . . . -2-
     1.8    Cash to Close. . . . . . . . . . . . . . . . . . . . . . . . . -2-
     1.9    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
     1.10   Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . -2-
     1.11   Club Memberships . . . . . . . . . . . . . . . . . . . . . . . -2-
     1.12   Country Club . . . . . . . . . . . . . . . . . . . . . . . . . -2-
     1.13   Deed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
     1.14   Deposit. . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
     1.15   Effective Closing Date . . . . . . . . . . . . . . . . . . . . -2-
     1.16   Effective Date . . . . . . . . . . . . . . . . . . . . . . . . -2-
     1.17   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . -2-
     1.18   Escrow Agent . . . . . . . . . . . . . . . . . . . . . . . . . -2-
     1.19   Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . -3-
     1.20   Intentionally Omitted. . . . . . . . . . . . . . . . . . . . . -3-
     1.21   Golf Courses . . . . . . . . . . . . . . . . . . . . . . . . . -3-
     1.22   Governmental Authority . . . . . . . . . . . . . . . . . . . . -3-
     1.23   Hazardous Material . . . . . . . . . . . . . . . . . . . . . . -3-
     1.24   Health Club. . . . . . . . . . . . . . . . . . . . . . . . . . -3-
     1.25   Hotel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
     1.26   Excluded Housing Inventory . . . . . . . . . . . . . . . . . . -3-
     1.27   Improvements . . . . . . . . . . . . . . . . . . . . . . . . . -3-
     1.28   Investigation Period . . . . . . . . . . . . . . . . . . . . . -3-
     1.29   Land . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
     1.30   Legal Requirement. . . . . . . . . . . . . . . . . . . . . . . -4-
     1.30.5 Music House. . . . . . . . . . . . . . . . . . . . . . . . . . -4-
     1.31   Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
     1.32   New Clubhouse. . . . . . . . . . . . . . . . . . . . . . . . . -4-
     1.33   Permitted Exceptions . . . . . . . . . . . . . . . . . . . . . -4-
     1.34   Permitted Use. . . . . . . . . . . . . . . . . . . . . . . . . -4-
     1.35   Personal Property. . . . . . . . . . . . . . . . . . . . . . . -5-
     1.36   Player Golf Course . . . . . . . . . . . . . . . . . . . . . . -6-
     1.37   Intentionally Omitted. . . . . . . . . . . . . . . . . . . . . -6-
     1.38   Property . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
     1.39   Property Records . . . . . . . . . . . . . . . . . . . . . . . -6-
     1.40   Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . -8-
     1.41   Real Property. . . . . . . . . . . . . . . . . . . . . . . . . -8-
     1.42   Rent Roll. . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
     1.43   Required Repairs . . . . . . . . . . . . . . . . . . . . . . . -8-
     1.44   Resort . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-


                                         -i-
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     1.45   Sales Contracts. . . . . . . . . . . . . . . . . . . . . . . . -8-
     1.46   Seller's Address . . . . . . . . . . . . . . . . . . . . . . . -8-
     1.47   Seller's Agent . . . . . . . . . . . . . . . . . . . . . . . . -8-
     1.48   Seller's Attorney. . . . . . . . . . . . . . . . . . . . . . . -9-
     1.49   Seller's Knowledge . . . . . . . . . . . . . . . . . . . . . . -9-
     1.50   Service Contracts. . . . . . . . . . . . . . . . . . . . . . . -9-
     1.51   Space Leases . . . . . . . . . . . . . . . . . . . . . . . . . -9-
     1.52   State. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
     1.53   Title Commitment . . . . . . . . . . . . . . . . . . . . . . . -9-
     1.54   Title Company. . . . . . . . . . . . . . . . . . . . . . . . . -9-
     1.55   Title Policy . . . . . . . . . . . . . . . . . . . . . . . . . -9-
     1.56   Trademarks . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
     1.57   Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
     1.58   Water System . . . . . . . . . . . . . . . . . . . . . . . . .-10-

2.   Purchase and Sale . . . . . . . . . . . . . . . . . . . . . . . . . .-10-

3.   Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . . . .-10-
     3.1    Deposit. . . . . . . . . . . . . . . . . . . . . . . . . . . .-10-
     3.2    Cash to Close. . . . . . . . . . . . . . . . . . . . . . . . .-10-

4.   Buyer's Inspection of the Resort. . . . . . . . . . . . . . . . . . .-10-
     4.1    Seller's Delivery of Property Records. . . . . . . . . . . . .-10-
     4.2    Buyer's Inspection of the Resort . . . . . . . . . . . . . . .-10-
     4.3    Service Contracts. . . . . . . . . . . . . . . . . . . . . . .-11-
     4.4    Intentionally Omitted. . . . . . . . . . . . . . . . . . . . .-12-
     4.5    Indemnification. . . . . . . . . . . . . . . . . . . . . . . .-12-
     4.6    Buyer's Right to Terminate During the Investigation Period . .-12-
     4.7    Buyer's Right to Request Additional Information. . . . . . . .-12-
     4.8    Acceptability of Acquired Property . . . . . . . . . . . . . .-13-

5.   Evidence of Title . . . . . . . . . . . . . . . . . . . . . . . . . .-13-
     5.1    Marketable Title . . . . . . . . . . . . . . . . . . . . . . .-13-
     5.2    Title Commitment . . . . . . . . . . . . . . . . . . . . . . .-13-
     5.3    Additional Exceptions. . . . . . . . . . . . . . . . . . . . .-14-
     5.4    Additional Exceptions Curable by the Payment of Money. . . . .-14-
     5.5    Additional Exceptions Not Curable by the Payment of Money. . .-14-
     5.6    Postponement of Closing Date . . . . . . . . . . . . . . . . .-15-

6.   Survey. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-15-
     6.1    Delivery of Survey . . . . . . . . . . . . . . . . . . . . . .-15-
     6.2    Survey Defects . . . . . . . . . . . . . . . . . . . . . . . .-15-

7.   Representations and Warranties. . . . . . . . . . . . . . . . . . . .-15-
     7.1    Seller's Representations and Warranties. . . . . . . . . . . .-15-
            7.1.1    Seller's Existence. . . . . . . . . . . . . . . . . .-16-
            7.1.2    Authority . . . . . . . . . . . . . . . . . . . . . .-16-
            7.1.3    Title . . . . . . . . . . . . . . . . . . . . . . . .-16-
            7.1.4    No Legal Bar. . . . . . . . . . . . . . . . . . . . .-16-


                                         -ii-
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            7.1.5    Litigation. . . . . . . . . . . . . . . . . . . . . .-16-
            7.1.6    Hazardous Material. . . . . . . . . . . . . . . . . .-17-
            7.1.7    No Rights to Purchase . . . . . . . . . . . . . . . .-17-
            7.1.8    Covenants, Conditions, Restrictions or Easements. . .-17-
            7.1.9    Personal Property . . . . . . . . . . . . . . . . . .-17-
            7.1.10   Service Contracts . . . . . . . . . . . . . . . . . .-18-
            7.1.11   Assessed Valuation. . . . . . . . . . . . . . . . . .-18-
            7.1.12   Notices . . . . . . . . . . . . . . . . . . . . . . .-18-
            7.1.13   Parties in Possession . . . . . . . . . . . . . . . .-18-
            7.1.14   Space Leases. . . . . . . . . . . . . . . . . . . . .-18-
            7.1.15   Leasing Commissions . . . . . . . . . . . . . . . . .-19-
            7.1.16   Sales and other Taxes . . . . . . . . . . . . . . . .-19-
            7.1.17   Employees . . . . . . . . . . . . . . . . . . . . . .-19-
            7.1.18   Employment Benefit Plan and Employment Matters. . . .-19-
            7.1.19   Intentionally Omitted . . . . . . . . . . . . . . . .-20-
            7.1.20   No Special Assessments and Impact Fees. . . . . . . .-20-
            7.1.21   Access to Highways and Roads. . . . . . . . . . . . .-20-
            7.1.22   Commitments to Governmental Authorities . . . . . . .-20-
            7.1.23   Adverse Information . . . . . . . . . . . . . . . . .-20-
            7.1.24   Compliance with Laws. . . . . . . . . . . . . . . . .-20-
            7.1.25   Insurance Policies. . . . . . . . . . . . . . . . . .-21-
            7.1.26   The Improvements. . . . . . . . . . . . . . . . . . .-21-
            7.1.27   Utilities . . . . . . . . . . . . . . . . . . . . . .-21-
            7.1.28   Sales Commissions . . . . . . . . . . . . . . . . . .-21-
            7.1.29   Parking . . . . . . . . . . . . . . . . . . . . . . .-21-
            7.1.30   Air/Mineral Rights. . . . . . . . . . . . . . . . . .-21-
            7.1.31   Insolvency. . . . . . . . . . . . . . . . . . . . . .-22-
            7.1.32   Use of the Name and Trademarks. . . . . . . . . . . .-22-
            7.1.33   Related Property. . . . . . . . . . . . . . . . . . .-22-
            7.1.34   Historical Site . . . . . . . . . . . . . . . . . . .-22-
            7.1.35   Club Memberships. . . . . . . . . . . . . . . . . . .-22-
            7.1.36   Environmentally Sensitive Area/Endangered Species . .-22-
            7.1.37   Accuracy of Statements. . . . . . . . . . . . . . . .-23-
     7.2    Buyer's Representations and Warranties . . . . . . . . . . . .-23-
            7.2.1    Buyer's Existence . . . . . . . . . . . . . . . . . .-23-
            7.2.2    Authority . . . . . . . . . . . . . . . . . . . . . .-23-
            7.2.3    No Conflict . . . . . . . . . . . . . . . . . . . . .-23-
            7.2.4    Sophisticated Buyer . . . . . . . . . . . . . . . . .-23-
            7.2.5    No Legal Bar. . . . . . . . . . . . . . . . . . . . .-24-
            7.2.6    Litigation. . . . . . . . . . . . . . . . . . . . . .-24-
     7.3    Survival of Representations. . . . . . . . . . . . . . . . . .-24-
     7.4    Buyer's Pre-Closing Remedies for Seller's Misrepresentations .-25-

8.   Covenants and Affirmative Obligations . . . . . . . . . . . . . . . .-25-
     8.1    Maintenance of Resort. . . . . . . . . . . . . . . . . . . . .-25-
     8.2    Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . .-26-
            8.2.1    Leasing Activities. . . . . . . . . . . . . . . . . .-26-
            8.2.2    Tenant Estoppel Certificates. . . . . . . . . . . . .-26-


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     8.3    Service Contracts. . . . . . . . . . . . . . . . . . . . . . .-27-
     8.4    No Further Encumbrances. . . . . . . . . . . . . . . . . . . .-27-
     8.5    Compliance with Obligations. . . . . . . . . . . . . . . . . .-27-
     8.6    Intentionally Omitted. . . . . . . . . . . . . . . . . . . . .-27-
     8.7    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . .-27-
     8.8    Press Release. . . . . . . . . . . . . . . . . . . . . . . . .-28-
     8.9    Employee Benefit Plan and Employment Matters . . . . . . . . .-28-
            8.9.1    Future Employment of Employees. . . . . . . . . . . .-28-
            8.9.2    Health Care Continuation Requirements . . . . . . . .-28-
            8.9.3    Employment Contracts; Compliance with Workers
                     Adjustment and Retraining Notification Act. . . . . .-29-
            8.9.4    Employee Benefit Plans. . . . . . . . . . . . . . . .-29-
            8.9.5    Indemnification of Buyer. . . . . . . . . . . . . . .-29-
            8.9.6    Indemnification of Seller . . . . . . . . . . . . . .-30-
     8.10   Shadow Management. . . . . . . . . . . . . . . . . . . . . . .-30-
     8.11   Retail Real Estate Sales . . . . . . . . . . . . . . . . . . .-31-
     8.12   Notice of Changes. . . . . . . . . . . . . . . . . . . . . . .-31-
     8.13   Exclusive Right. . . . . . . . . . . . . . . . . . . . . . . .-31-
     8.14   Removal of Personal Property . . . . . . . . . . . . . . . . .-31-
     8.15   Equipment Leases . . . . . . . . . . . . . . . . . . . . . . .-31-
     8.16   Sales, Use, Single Business Tax and Other Taxes. . . . . . . .-31-
     8.17   Sales Commissions. . . . . . . . . . . . . . . . . . . . . . .-32-
     8.18   Events Prior to Closing and Other Information. . . . . . . . .-32-
     8.19   Club Memberships, Space Leases . . . . . . . . . . . . . . . .-32-
     8.20   Water System . . . . . . . . . . . . . . . . . . . . . . . . .-33-
     8.21   Zoning . . . . . . . . . . . . . . . . . . . . . . . . . . . .-33-
     8.22   Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . .-33-

9.   Conditions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-33-
     9.1    Conditions to Buyer's Obligation to Close. . . . . . . . . . .-33-
            9.1.1    Compliance with Covenants . . . . . . . . . . . . . .-33-
            9.1.2    Delivery of Documents . . . . . . . . . . . . . . . .-33-
            9.1.3    Representations and Warranties. . . . . . . . . . . .-33-
            9.1.4    Status of Title . . . . . . . . . . . . . . . . . . .-33-
            9.1.5    No Material Change. . . . . . . . . . . . . . . . . .-33-
            9.1.6    Liquor License. . . . . . . . . . . . . . . . . . . .-34-
            9.1.7    Licenses and Permits. . . . . . . . . . . . . . . . .-34-
            9.1.8    Certain Environmental Matters . . . . . . . . . . . .-35-
            9.1.9    1996 Audit. . . . . . . . . . . . . . . . . . . . . .-35-
            9.1.10   Certificates of Occupancy and Fire Department
                     Clearances. . . . . . . . . . . . . . . . . . . . . .-35-
     9.2    Option to Extend Closing Date. . . . . . . . . . . . . . . . .-35-

10.  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-35-

11.  Seller's Closing Documents. . . . . . . . . . . . . . . . . . . . . .-35-
     11.1   Documents. . . . . . . . . . . . . . . . . . . . . . . . . . .-35-
            11.1.1   Deed. . . . . . . . . . . . . . . . . . . . . . . . .-35-
            11.1.2   Seller's Affidavit. . . . . . . . . . . . . . . . . .-35-
            11.1.3   Bill of Sale. . . . . . . . . . . . . . . . . . . . .-36-
            11.1.4   Assignment of Space Leases and Club
                     Memberships . . . . . . . . . . . . . . . . . . . . .-36-

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            11.1.5   Assignment of Service Contracts . . . . . . . . . . .-36-
            11.1.6   General Assignment. . . . . . . . . . . . . . . . . .-36-
            11.1.7   Notice of Change of Ownership . . . . . . . . . . . .-36-
            11.1.8   Service Contracts, Permits and Warranties . . . . . .-37-
            11.1.9   Opinion of Counsel. . . . . . . . . . . . . . . . . .-37-
            11.1.10  Closing Statement . . . . . . . . . . . . . . . . . .-37-
            11.1.11  Authorizing Resolutions . . . . . . . . . . . . . . .-37-
            11.1.12  Certificate Concerning Representation and Warranties.-37-
            11.1.13  Employment and Collective Bargaining Agreements . . .-37-
            11.1.14  Sales, Use, Single Business Tax and Other Taxes . . .-37-
            11.1.15  Assignment of Telephone Numbers . . . . . . . . . . .-38-
            11.1.16  Keys. . . . . . . . . . . . . . . . . . . . . . . . .-39-
            11.1.17  Space Leases and Sales Contracts. . . . . . . . . . .-39-
            11.1.18  Rent Roll . . . . . . . . . . . . . . . . . . . . . .-39-
            11.1.19  FIRPTA. . . . . . . . . . . . . . . . . . . . . . . .-39-
            11.1.20  Tenant Estoppel Certificates. . . . . . . . . . . . .-39-
            11.1.21  Service Contract Estoppel Certificates. . . . . . . .-39-
            11.1.22  Personnel (Employee) Files. . . . . . . . . . . . . .-39-
            11.1.23  Guest Information . . . . . . . . . . . . . . . . . .-39-
            11.1.24  Certificate of Title. . . . . . . . . . . . . . . . .-39-
            11.1.25  Operating Statements. . . . . . . . . . . . . . . . .-39-
            11.1.26  Tenant Files. . . . . . . . . . . . . . . . . . . . .-39-
            11.1.27  Maintenance Records and Operating Manuals . . . . . .-39-
            11.1.28  Property Records. . . . . . . . . . . . . . . . . . .-40-
            11.1.29  Assignment of Sales Contracts . . . . . . . . . . . .-40-
            11.1.30  Assignment of Developer's Rights. . . . . . . . . . .-40-
            11.1.31  Assignment of Trademarks. . . . . . . . . . . . . . .-40-
            11.1.32  Music House . . . . . . . . . . . . . . . . . . . . .-40-
     11.2   Pre-Closing Delivery . . . . . . . . . . . . . . . . . . . . .-40-

12.  Buyer's Closing Documents . . . . . . . . . . . . . . . . . . . . . .-40-
     12.1   Documents. . . . . . . . . . . . . . . . . . . . . . . . . . .-41-
            12.1.1   Corporate Resolution. . . . . . . . . . . . . . . . .-41-
            12.1.2   Assignment of Leases. . . . . . . . . . . . . . . . .-41-
            12.1.3   Assignment of Service Contracts . . . . . . . . . . .-41-
            12.1.4   Assignment of Sales Contracts . . . . . . . . . . . .-41-
            12.1.5   Opinion of Borrower's Counsel . . . . . . . . . . . .-41-
            12.1.6   Closing Statement . . . . . . . . . . . . . . . . . .-41-
            12.1.7   Certificate regarding Representations and Warranties.-41-

13.  Closing Procedure . . . . . . . . . . . . . . . . . . . . . . . . . .-41-
     13.1   Transfer of Funds. . . . . . . . . . . . . . . . . . . . . . .-41-
     13.2   Delivery of Documents. . . . . . . . . . . . . . . . . . . . .-41-
     13.3   Disbursement of Funds and Documents. . . . . . . . . . . . . .-42-

14.  Prorations and Adjustment; Closing Costs. . . . . . . . . . . . . . .-42-
     14.1   Prorations and Adjustment. . . . . . . . . . . . . . . . . . .-42-
     14.2   Seller's Closing Costs . . . . . . . . . . . . . . . . . . . .-46-
     14.3   Buyer's Closing Costs. . . . . . . . . . . . . . . . . . . . .-46-

15.  Possession. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-46-

16.  Condemnation and Damage by Casualty . . . . . . . . . . . . . . . . .-47-
     16.1   Condemnation . . . . . . . . . . . . . . . . . . . . . . . . .-47-
     16.2   Damage by Casualty . . . . . . . . . . . . . . . . . . . . . .-47-
            16.2.1   Damage Not in Excess of Set Amounts . . . . . . . . .-47-
            16.2.2   Damage in Excess of Set Amounts . . . . . . . . . . .-47-

17.  Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-47-
     17.1   Buyer's Default. . . . . . . . . . . . . . . . . . . . . . . .-48-
     17.2   Seller's Default . . . . . . . . . . . . . . . . . . . . . . .-48-
     17.3   Defaulting Party . . . . . . . . . . . . . . . . . . . . . . .-48-

18.  Real Estate Commission. . . . . . . . . . . . . . . . . . . . . . . .-48-

19.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-48-

20.  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-50-

21.  Escrow Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . .-50-

22.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . .-50-
     22.1   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .-50-
     22.2   Section and Paragraph Headings . . . . . . . . . . . . . . . .-50-
     22.3   Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . .-51-
     22.4   Third Party Beneficiary. . . . . . . . . . . . . . . . . . . .-51-
     22.5   No Joint Venture . . . . . . . . . . . . . . . . . . . . . . .-51-
     22.6   Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . .-51-
     22.7   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . .-51-
     22.8   Entire Contract. . . . . . . . . . . . . . . . . . . . . . . .-51-
     22.9   Time of the Essence. . . . . . . . . . . . . . . . . . . . . .-51-
     22.10  Computation of Time. . . . . . . . . . . . . . . . . . . . . .-51-
     22.11  Successors and Assigns . . . . . . . . . . . . . . . . . . . .-51-
     22.12  Intentionally Omitted. . . . . . . . . . . . . . . . . . . . .-51-
     22.13  Construction of Contract . . . . . . . . . . . . . . . . . . .-51-
     22.14  Gender . . . . . . . . . . . . . . . . . . . . . . . . . . . .-51-
     22.15  Further Acts . . . . . . . . . . . . . . . . . . . . . . . . .-52-
     22.16  Joint and Several Obligation of Seller . . . . . . . . . . . .-52-
     22.17  Joint and Several Obligation of Buyer. . . . . . . . . . . . .-52-
     22.18  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . .-52-

23.  Indemnities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-53-
     23.1   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . .-53-
     23.2   Indemnification by Seller. . . . . . . . . . . . . . . . . . .-53-
     23.3   Indemnification by Buyer . . . . . . . . . . . . . . . . . . .-54-
     23.4   Procedures . . . . . . . . . . . . . . . . . . . . . . . . . .-55-
     23.5   Holdback . . . . . . . . . . . . . . . . . . . . . . . . . . .-56-

     23.6   Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . .-57-

24.  Warranty of Condition of Assets . . . . . . . . . . . . . . . . . . .-57-
     24.1   Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . .-57-
     24.2   Cap. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-57-
     24.3   Holdback . . . . . . . . . . . . . . . . . . . . . . . . . . .-57-
     24.4   Procedures . . . . . . . . . . . . . . . . . . . . . . . . . .-57-
     24.5   Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . .-58-

                                       EXHIBITS



EXHIBIT 1.13          Form of Deed
EXHIBIT 1.26          Excluded Housing Inventory
EXHIBIT 1.29          Legal Description of the Land
EXHIBIT 1.31          Names used in connection with Resort
EXHIBIT 1.33          Permitted Exceptions
EXHIBIT 1.39(h)       Schedule of Permits
EXHIBIT 1.39(m)       Schedule of Insurance Policies
EXHIBIT 1.39(n)       Requested Due Diligence Information Schedule
EXHIBIT 1.40          Allocation of Purchase Price
EXHIBIT 1.42          Rent Roll and Schedule of Space Leases
EXHIBIT 1.45          Schedule of Sales Contracts
EXHIBIT 1.46          Seller's Tax Identification Number
EXHIBIT 1.49          Schedule of Individuals re Seller's Knowledge
EXHIBIT 1.53          Copy of Title Commitment
EXHIBIT 1.58          Description of Property Served by Water Company
EXHIBIT 4.3           Draft Contract for Foundation of New Clubhouse
EXHIBIT 4.3a          Service Contracts Assumed by Buyer
EXHIBIT 7.1.5         Schedule of Seller's Litigation
EXHIBIT 7.1.6         Schedule of Environmental and Engineering Reports
EXHIBIT 7.1.17        Collective Bargaining Agreements and Employment Contracts
EXHIBIT 7.1.18        Employee Benefit Plans Schedule
EXHIBIT 7.1.22        Commitments to Third Parties
EXHIBIT 7.1.24        Schedule of Notices re Compliance with Laws
EXHIBIT 7.1.28        Schedule of Sales Commissions
EXHIBIT 7.1.29        Property Adjacent to Resort Owned or Leased by Seller
EXHIBIT 7.1.35        Club Memberships
EXHIBIT 7.1.30        Schedule of Air/Mineral Rights
EXHIBIT 7.1.32        Fictitious Name Filings
EXHIBIT 7.2.5         Schedule of Individuals re Buyer's Knowledge
EXHIBIT 7.2.6         Schedule of Buyer's Litigation
EXHIBIT 8.1           Capital Expenditure Schedule
EXHIBIT 8.2.1         Rental Management Agreements
EXHIBIT 8.2.2         Tenant Estoppel Certificate
EXHIBIT 8.10          Managers of the Resort
EXHIBIT 8.14          Items to be Sold at Auction
EXHIBIT 8.15          Schedule of Buyer Assumed Leases
EXHIBIT 8.19          Credits for Certain Club Membership Fees
EXHIBIT 8.20          Water Company Property
EXHIBIT 9.1.10        Certificate of Occupancy and Fire Department Inspections
EXHIBIT 14.1          Form of Closing Schedule
EXHIBIT 14.1(a)(ix)   Unbooked Gift Certificates
EXHIBIT 18            Schedule of Brokers, Salespersons and Finders

EXHIBIT 23.5          Terms of Holdback Escrow
EXHIBIT 24.3          Terms of Warranty Escrow

     CONTRACT FOR PURCHASE AND SALE OF GRAND TRAVERSE RESORT


     This Contract for Purchase and Sale of Grand Traverse Resort (the "Contract" or "Agreement") is made and entered into as of the Effective Date (as hereinafter defined), by and among Grand Traverse Holding Company, a Michigan corporation, GRS Grand Hotel Corporation, a Michigan corporation, General Realty Services, Inc., a Michigan corporation, GTR Resort Development, Inc., a Michigan corporation, and Grand Personalty, Inc., a Michigan corporation and their successors and assigns permitted hereunder (jointly and collectively, the "Seller" and variously as a "Seller"), and KSL Recreation Corporation, a Delaware corporation and its successors and assigns permitted hereunder (the "Buyer").

     In consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

          DEFINITIONS. The following terms when used in this Contract shall have the following meanings:

               1.1 INTENTIONALLY OMITTED.

               1.2 ACQUIRED ACCOUNTS. (a) Cash or cash equivalents having a combined and total balance as of the Closing Date of $100,000, and (b) all accounts receivable, in amounts provided for in Section 14.1(vii).

               1.3 ATTORNEYS' FEES. All reasonable fees, costs, charges and expenses charged or incurred by an attorney for services rendered and the services of any paralegals, legal assistants or law clerks, and any other costs, expenses or charges related to the providing of such services including, but not limited to all fees and costs in connection with the preparation, negotiation and execution of the Contract and the Closing thereof, and fees, court costs, costs, charges and expenses charged in connection with representation at the trial level and in all appeals resulting herefrom or as a consequence of the entry into the transactions contemplated hereby.

               1.4 BUSINESS DAY. Any day (excluding Saturdays and Sundays) that the banks in Detroit, Michigan are open for business.

               1.5 BUYER'S ADDRESS. 56-140 PGA Boulevard, La Quinta, California 92253.

               1.6 BUYER'S ATTORNEY. Miller, Canfield, Paddock and Stone, P.L.C., Attention: Michael A. Limauro, Esq. Buyer's Attorney's mailing address and telephone number are 150 West

Jefferson, Suite 2500, Detroit, Michigan 48226. Telephone No. (313) 963-6420; Facsimile No. (313) 496-7500, with a copy to Nola Dyal, Esq. at the Buyer's Address.

               1.7 BUYER'S COSTS. All reasonable costs incurred by Buyer with regard to this transaction, including without limitation reasonable costs incurred in conducting, performing or causing to be performed or prepared "due diligence" studies, investigations, audit examinations, surveys, title commitments, environmental, structural and any other inspections, examinations or evaluations of the Resort, together with all reasonable engineering costs, Attorneys' Fees and any and all other expenses incurred by Buyer in connection with the performance of its obligations or investigations hereunder prior to Closing, whether or not the Closing occurs.

               1.8 CASH TO CLOSE. The Purchase Price plus all of Buyer's closing costs specified herein, subject to the adjustments and prorations set forth herein, less the Deposit.

               1.9 CLOSING. The delivery of the Deed to Buyer concurrently with the delivery of the Purchase Price to Seller.

               1.10 CLOSING DATE. A date that is no later than ten (10) days from the later to occur of (i) the expiration of the Investigation Period, or (ii) the Effective Date of this Contract.

               1.11 CLUB MEMBERSHIPS. All memberships (both written and oral) in the Country Club and the Health Club and any other clubs operated on the Resort (collectively, the "Clubs") including all deposits and income derived therefrom.

               1.12 COUNTRY CLUB.  Means the Village Country Club.

               1.13 DEED. The Deed (with no warranty as to the rights, if any, of the Township of Acme to the Water System, and otherwise with warrants against Grantor's acts or omissions only) conveying the Land and Improvements from Seller to Buyer, a form of which is attached hereto as EXHIBIT 1.13.

               1.14 DEPOSIT. The sum of Five Hundred Thousand and No/100 Dollars ($500,000.00), plus all interest earned on said sum while it is held in escrow by Escrow Agent in accordance with this Contract.

               1.15 EFFECTIVE CLOSING DATE. Notwithstanding the Closing Date, June 1, 1997 at 12:01 a.m. shall be the Effective Closing Date, as of which date and time the prorations and adjustments provided for herein shall be made.

               1.16 EFFECTIVE DATE. The date this Contract is fully executed by all parties hereto and a fully executed counterpart thereof is delivered to each party and their counsel.

               1.17 EMPLOYEE BENEFIT PLANS. Shall have the meaning given to it in Section 7.1.18.

               1.18 ESCROW AGENT. Ticor Title Insurance Corporation.

               1.19 ESCROW AGREEMENT. That certain Escrow Receipt and Instructions dated as of June 19, 1997 by and among Seller, Buyer and Escrow Agent with respect to the Deposit.

               1.20 INTENTIONALLY OMITTED.

               1.21 GOLF COURSES. The existing golf courses located adjacent to the Hotel, known as The Bear and Spruce Run and the related clubhouse and amenities; together with the Player Golf Course, the New Clubhouse and any related amenities.

               1.22 GOVERNMENTAL AUTHORITY. Any federal, state, county, municipal or other governmental department, entity, authority, commission, board, bureau, court, agency or any instrumentality of any of the foregoing.

               1.23 HAZARDOUS MATERIAL. Any flammable or explosive materials, petroleum or petroleum products, oil, crude oil, natural gas or synthetic gas usable for fuel, radioactive materials, asbestos, polychlorinated biphenyls (PCB's), hazardous wastes or substances or toxic wastes or substances, including, without limitation, any substances now or hereafter defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "toxic materials" or "toxic substances" under any applicable Legal Requirement.

               1.24 HEALTH CLUB. The existing Village Health Club located and operated within the Hotel, which is also known as the Sports Complex.

               1.25 HOTEL. The existing 425 room hotel, together with the Governor's Hall and the Sports Complex (which is also known as the Village Health Club), and all amenities thereto located on the Land.

               1.26 HOUSING INVENTORY. All of the residential units, including single family homes and site condominiums, constructed or under construction on the Land for sale to the public for which the sale has not been consummated by the Effective Closing Date listed on EXHIBIT 1.26, which units shall be retained by Seller without an adjustment of the Purchase Price.

               1.27 IMPROVEMENTS. The Hotel, together with and including all other structures, parking areas, residential property owned by Seller (including single family homes, site condominiums, and other condominiums), swimming pools, fixtures or other improvements on, over or beneath the Land, the Water System, but not including the Housing Inventory, which is not to be acquired by the Buyer.

               1.28 INVESTIGATION PERIOD. The period of time beginning on June 16, 1997 and ending at 5:00 P.M., Eastern time in effect on August 1, 1997 for the conduct of Buyer's inspection and investigation activities pursuant to Section 4.2 of this Agreement.

               1.29 LAND.  The real property more particularly described in
EXHIBIT 1.29 attached hereto and made a part hereof, together with all property rights, easements, tenements, hereditaments, rights-of-way, development rights, entitlements, unused densities of dwelling units and/or F.A.R. (floor area ratio) capacity, privileges and appurtenances thereto; all leases, rents, and profits derived therefrom; all right, title and interest of Seller in and to any land lying in the bed of any street, road, highway or avenue, open or proposed, public or private, in front of or adjoining all or any part of the Land to the center line thereof; all right, title and interest of Seller in and to any unpaid award or payment which may now or hereafter be payable in respect of any taking by condemnation of any portion of the Land or Improvements by any Governmental Authority; and all right, title and interest of Seller in and to any unpaid award for damage to the Land or any part thereof by reason of change of grade of any street, road, highway or avenue adjacent to the Resort; all strips and gores adjoining and adjacent to the Land; and all Seller's right, title and interest, if any, to oil, gas and mineral rights.

               1.30 LEGAL REQUIREMENT. Any law, enactment, statute, code, ordinance, order, rule, regulation, judgment, decree, writ, injunction, authorization, covenant, condition, restriction or agreement, or other direction or requirement of any Governmental Authority or any other person, entity, body or document now existing or hereafter enacted, adopted, promulgated, entered or issued, which pertains to the Resort or any portion thereof or to the ownership, use, operation, maintenance, possession, construction, reconstruction, repair or alteration of the Resort or any portion thereof in effect and applicable to the Resort as of the operative date of any representation, warranty or covenant making reference thereto.

          1.30.5 MUSIC HOUSE. The property generally referred to by that name and located on U.S. 31 adjacent to the Resort.

               1.31 NAME. Collectively, "Grand Traverse", "Grand Traverse Resort", "The Bear", and any variation of the foregoing, together with any additional names used in connection with the ownership and operation of the Resort, including but not limited to those listed on EXHIBIT 1.31 attached hereto and made a part hereof.

               1.32 NEW CLUBHOUSE. The new clubhouse contemplated to be located near the 18th green of The Bear.

               1.33 PERMITTED EXCEPTIONS. The title exceptions set forth in
EXHIBIT 1.33 attached hereto and the rights, if any, of the Township of Acme to the Water System.

               1.34 PERMITTED USE. The use of the Resort as a hotel, golf course, condominium and residential development, and related amenities, in full compliance with all Legal Requirements.

               1.35 PERSONAL PROPERTY. All items of personal property owned by Seller (including all such items in the name of or under the control of any management company, related company or other party acting on behalf of or as agent for Seller in connection with the management and operation of the Resort) located on or pertaining to the Land, and excluding therefrom the personal property that belongs to tenants. Such Personal Property shall include, but not be limited to: (i) all fixtures, furnishings, building materials, machinery, equipment, all golf, cabana, tennis, pool, health club recreational and fitness equipment and furnishings, telephones, televisions, computers, glass, tools, signs, all transferable licenses, permits, telephone numbers (including without limitation all "800" numbers for the Resort), post office boxes, tradenames, vans, automobiles, other motor vehicles and boats;
and all other articles of Personal Property now or hereafter attached or appurtenant to the Land and Improvements or used in connection with the use or operation thereof including any drawings, as-built plans and specifications and all guarantees and warranties related to any portion of the Resort; (ii) all attachments, appliances, fittings, lighting fixtures, doors, cabinets, elevators, flagpoles, sprinklers, plumbing, gas tanks, heating, air conditioning, electrical, ventilating, lighting, incinerating, vacuum cleaning, refrigerating and cooling systems, boilers, vaults, safes, carpets, floor coverings, together with all parts and supplies pertaining thereto; (iii) all merchandise, supplies, inventories and other items that are used for the operation and maintenance of guest rooms, guest services, restaurants, lounges, swimming pools, health clubs, golf courses, beach, marinas, and other common areas and recreational areas located within or relating to the Improvements, including without limitation all food and beverage (alcoholic and non-alcoholic) inventory, china and silver, office supplies and stationery, brochures, sales, advertising, marketing and promotional materials, towels, washcloths, linen and bedding, guest cleaning, paper and other supplies, napkins and tablecloths, upholstery material, carpets, rugs, furniture, engineers' supplies, paint and painters' supplies, employee uniforms, and pool, tennis court and other recreational area cleaning and maintenance supplies (collectively, the "Supplies"); (iv) all copyrights, trademarks, servicemarks, trade logos and other marks and trade or business names relating to the ownership, use, operation and management of the Resort, including without limitation all rights of Seller to use the Name; (v) the Property Records; (vi) all rights of Seller to receive immediately on and after Closing water service, sanitary and storm sewer service, electrical service, gas service, and telephone service on and for the Land and Improvements, free and clear of all qualifications and encumbrances, and the obligation to pay the applicable utility company the published rate for utility consumption after Closing, and the foregoing right shall include, but not be limited to the right to the present and future use of wastewater, drainage, water and other utility facilities to the extent such use benefits the Land or Improvements, all reservations of or commitments covering any such use in the future, and all wastewater capacity reservations ever issued and relating to the Land or Improvements; (vii) all Acquired Accounts and Prepaid Assets; (viii) any and all other items of tangible and intangible personal property used in connection with the use, operation and maintenance of the Resort; and (ix) the note receivable and mortgage held by the Seller with respect to the Music House property.

               1.36 PLAYER GOLF COURSE. The new Gary Player designed golf course currently under construction.

               1.37 INTENTIONALLY OMITTED.

               1.38 PROPERTY. The Personal Property, Land, Space Leases, Club Memberships and Improvements.

               1.39 PROPERTY RECORDS. The Property Records shall include, but not be limited to, each of the following to the extent in the Seller's possession or in the possession of any management company, related party or other party acting on behalf of Seller, or in any instance where either Seller or such other party has the right to obtain such items:

          (a) All Space Leases, Sales Contracts, licenses, leases and occupancy agreements of any kind of all tenants and concessionaires located in, about or at the Resort. The foregoing shall include all parties that may have any possessory rights or interest in the Resort or any portion thereof subsequent to the date of Closing;

          (b) All operating statements (including income and expense statements), balance sheets, cash flow statements, budgets and financial statements (including audited financial statements), all capital expenditure records, and other books and records for the Resort for the period commencing with the date of Seller's acquisition of the Resort; provided, however, that as of the Effective Date, audited financial statements shall only be required for 1994 and 1995, and the audit or audits of Seller prepared by Deloitte & Touche for the 12 month period ending December 31, 1996 shall be delivered as hereinafter provided.

          (c) All building, engineering and architectural plans, specifications and drawings and as-built plans pertaining to the Resort and any proposed additions or renovations thereto, together with all surveys, plats, topographical maps, aerial photographs and oil, gas, soil, water and mineral studies and reports;

          (d) All advance reservations, schedules of deposits and trade-out agreements for hotel rooms, meetings, conventions, and the use of facilities for banquets, parties, affairs and the like which extend to a period beyond the Closing Date;

          (e) All Club Membership documents, all books and records relating to the operation of the Country Club including the individual Membership agreements;

          (f) All assignable guaranties and warranties issued or made in connection with the construction, improvement, alteration, maintenance or repair of any Improvements or any equipment comprising a portion of or located on the Property;

          (g) All schedules of work currently in progress and expected completion dates and all schedules regarding FF&E, value, age and anticipated replacement(s);

          (h) All certificates of occupancy, licenses (including, without limitation, liquor, beer, wine, bar and similar licenses), permits (including, without limitation, health, swimming pool, boiler, child care and elevator permits), authorizations, and approvals required by any Legal Requirement and issued by any Governmental Authority having jurisdiction over the Resort or any portion thereof, the Seller, or the use of the Resort or any portion thereof, and all certificates issued by the local board of fire underwriters (or other body exercising similar functions) (the "Permits"), which Permits are attached hereto as EXHIBIT 1.39(h);

          (i) All employment agreements and a current list of all employees as well as their salaries, benefits, and accrued vacation time, severance agreements, bonuses, commissions and other compensation arrangements and payments, together with all personnel files for all employees;

          (j)  An existing owner's title insurance policy and existing survey;

          (k) All contracts and agreements which affect the ownership, use or operation of the Resort, including, but not limited to Service Contracts.

          (l) All existing environmental audits, appraisals, engineering reports, ADA compliance reports, similar studies, examinations, analyses, notices and information concerning the condition of the Resort or any portion thereof and any Hazardous Material on or about the Property or any portion thereof, including any and all franchisor quality inspection reports submitted by prospective franchisors and/or purchasers;

          (m)  All existing insurance policies as more particularly described on
     EXHIBIT 1.39(m); and

          (n) Unless waived by Buyer in writing, all other items on EXHIBIT 1.39(n) (Requested Due Diligence Information) not otherwise included in this Section 1.38.

               1.40 PURCHASE PRICE. The sum of Forty Five Million and No/100 Dollars ($45,000,000.00). Buyer shall deliver to Seller at least ten (10) days prior to the Closing Date the Purchase Price allocation among the undeveloped land, hotel and golf operations, including the underlying real and personal property and intangible assets, and the condominium management contracts for the Resort, including the classifications required by the Internal Revenue Code of 1986. The allocation shall reflect approximate values reasonably attributable to the components of the assets of the Property as of ten (10) days prior to Closing, and shall be attached to this Agreement as EXHIBIT 1.40. Buyer and Seller each agree to file Internal Revenue Service Form 8594 and all federal, state and local tax returns in accordance with said allocation.

               1.41 REAL PROPERTY. The Land and Improvements comprising the real estate assets of the Resort, and all right title and interest of the Seller in and to the Music House property, if any.

               1.42 RENT ROLL. A complete and correct list of all the Space Leases, setting forth with respect to each of the Space Leases the following information: the name of the tenant; the date of the Space Lease; any modifications or amendments to the Space Lease; the rent (including and describing base rent and any additional rentals) payable under the Space Lease; the amount of the security deposit, if any; the square footage of the leased premises. The Rent Roll for the Resort as of the Effective Closing Date is attached hereto as EXHIBIT 1.42.

               1.43 REQUIRED REPAIRS. The repairs, other than the Governor's Hall convention center masonry identified in the Law

Engineering Report, requested by Buyer and agreed to by Seller to be applied in accordance with Section 24.4 against the Warranty Reserve; provided, however, that no obligation is implied upon Seller or Buyer to come to agreement on additional repairs, and provided further that the cost for any Required Repair shall be determined in the manner customary for such repair and validated by a mutually acceptable contractor.

               1.44 RESORT. The Hotel, together with the Golf Courses, Clubs, Improvements, Property and all other real and personal property owned and used by the Seller in conjunction therewith (including the Water System, subject to the right of the Township of Acme, if any) and all amenities thereto located on the Land.

               1.45 SALES CONTRACTS. All agreements to sell real estate owned by Seller in connection with Seller's on-going "retail" real estate sales program, which shall include all exhibits, amendments and modifications thereof. A schedule of the Sales Contracts as of the Effective Closing Date is attached as EXHIBIT 1.45.

               1.46 SELLER'S ADDRESS. 243 West Congress Street, Suite 480, Detroit, Michigan 48226. Telephone No. (313) 961-6342; Facsimile No. (313) 961-6559. Seller's taxpayer identification number is set forth on EXHIBIT 1.46.

               1.47 SELLER'S AGENT.  MIG Realty Advisors.

               1.48 SELLER'S ATTORNEY. Clark Hill P.L.C.: Attention:  William
B. Dunn, Esq. Seller's Attorney's mailing address is: 500 Woodward Ave., Suite 3500, Detroit, Michigan 48226-3435; Telephone No.: (313) 965-8511;
Facsimile No. (313) 962-4348.

               1.49 SELLER'S KNOWLEDGE. The present actual knowledge of those persons identified on EXHIBIT 1.49.

               1.50 SERVICE CONTRACTS. All service contracts, vendor agreements, leases, equipment leases, installment sales contracts, maintenance agreements, employment agreements, agreements with independent contractors, brokerage agreements, new and resale listing agreements, commission agreements, management agreements, utility contracts, airline agreements, travel agency agreements, cable service agreements, collective bargaining agreements, yellow pages or other advertising agreements, and any other agreements affecting the Resort or any portion thereof, and any and all contracts and agreements for any matters that relate to or could impact revenues or expenses for the Resort or any portion thereof. A schedule of the Service Contracts as of the Effective Closing Date is attached hereto as
EXHIBIT 1.50.

               1.51 SPACE LEASES. All leases and licenses of space located within the Improvements and upon the Land (including all marina leases or licenses), which shall include all exhibits, amendments and modifications thereof. A schedule of the Space Leases is included in the Rent Roll attached as EXHIBIT 1.42.

               1.52 STATE.  The State of Michigan.

               1.53 TITLE COMMITMENT. Ticor Title Insurance Commitment for title insurance with an effective date of June 3, 1997 at 8:00 a.m., being Case No. DDT-12273-GT, or such later title commitment as shall be received by and be acceptable to Buyer, agreeing to issue the Title Policy to Buyer upon satisfaction of the requirements therein contained subject to the exceptions stated therein and as shown on Schedules B-I and B-II. A copy of the Title Commitment is attached hereto as EXHIBIT 1.53.

               1.54 TITLE COMPANY.  Ticor Title Insurance Corporation.

               1.55 TITLE POLICY. An ALTA Owner's Title Insurance Policy in the amount of the Purchase Price, insuring Buyer's title to the Land and Improvements, subject only to the Permitted Exceptions.

               1.56 TRADEMARKS. All copyrights, trademarks, servicemarks, trade logos and other marks and trade or business names relating to the ownership, use, operation and management of the Resort, including without limitation all rights of Seller to use the Name.

               1.57 WARRANTIES. All warranties and guarantees relating to the Resort, including all warranties and guarantees of the Improvements and Personal Property by general contractors, subcontractors, suppliers and manufacturers.

               1.58 WATER SYSTEM. The existing system providing potable water to the Resort and adjacent properties as identified in EXHIBIT 1.58 hereto, which is being acquired by the Buyer, subject to the rights of the Township of Acme, if any, but excluding the water supply and distribution system utilized at the Resort to irrigate the Golf Courses and the grounds at the Resort, which is also being acquired by the Buyer.

          2. PURCHASE AND SALE. Seller agrees to sell and convey the Resort to Buyer and Buyer agrees to purchase and acquire the Resort from Seller on the terms and conditions hereinafter set forth.

          3. PURCHASE PRICE. The Purchase Price shall be paid as follows:

               3.1 DEPOSIT. On August 4, 1997 Buyer shall deliver to Escrow Agent the Deposit, together with a completed and executed

W-9 Form for the Buyer. The Deposit shall be placed by the Escrow Agent in an interest-bearing escrow account in accordance with the Escrow Agreement.

               3.2 CASH TO CLOSE. At the Closing, Buyer shall pay the Cash to Close to the Escrow Agent by wire transfer to a depository designated by Escrow Agent.

          4. BUYER'S INSPECTION OF THE RESORT.

               4.1 SELLER'S DELIVERY OF PROPERTY RECORDS. Seller has heretofore delivered or made available to Buyer the Property Records. Seller shall have a continuing obligation to deliver to Buyer copies of items that constitute Property Records not previously delivered and to the extent in Seller's possession and, if Seller obtains or becomes aware of any additional Property Records, Seller shall immediately deliver such additional Property Records to Buyer. On or before the Closing Date, Seller shall deliver audited financial records for 1996. Buyer and Seller shall use their best efforts and mutually cooperate to have Deloitte & Touche prepare audited financial statements of Seller on behalf of Buyer for 1997 to better effect the prorations required hereunder.

               4.2 BUYER'S INSPECTION OF THE RESORT. At any time from and after May 14, 1997, through the Closing Date, Buyer or its authorized agents, personnel, employees or independent contractors shall be entitled, upon reasonable notice, during reasonable business hours, to enter upon the Land for the purpose of making physical inspections and investigations of the Resort or any portion(s) thereof. Buyer or its authorized agents, personnel, employees or independent contractors shall be given access during reasonable business hours, upon reasonable notice, to the Property Records. Buyer may make any and all inspections and investigations of any portion or all of the Improvements, including but not limited to all roofs, fences, structures, docks, pilings, electrical systems, plumbing systems, mechanical systems, paving, termite infestation, and heating, ventilating and air conditioning systems. Buyer may also make all inspections and investigations of the Land which it may deem necessary, including but not limited to soil borings, percolation tests, engineering, environmental, and topographical studies, zoning and availability of utilities. All inspections and investigations shall be made at Buyer's expense. Buyer shall endeavor in good faith to use reasonable efforts to conduct all such inspections and investigations in a manner which shall not materially and adversely affect the operations of the Resort. Buyer shall use its best efforts to complete its inspections and investigations during the Investigation Period. Any such inspections and investigations shall be in the presence of a representative of Seller, if Seller so requests. Seller shall cooperate reasonably with Buyer in connection with any inspections and investigations, including providing notice or waivers to any Governmental Authority to allow Buyer access to government officials or government records subject to the provisions of this Contract.

               4.3 SERVICE CONTRACTS. Buyer shall assume at Closing the Service Contracts identified on EXHIBIT 4.3a. To the extent assignable, Buyer agrees that it will assume at Closing the contracts related to the construction of the Player Golf Course and New Clubhouse. If Seller desires to enter into new or renew existing Service Contracts prior to Closing, it shall notify Buyer in writing, and Buyer shall have five (5) Business Days from receipt of notice to review and approve or object to Seller's proposed action. In the event Buyer does not object within such period, the Service Contract shall be deemed approved. Buyer's approval of proposed Service Contracts shall not be unreasonably withheld. Notwithstanding the preceding, the contract for the construction of the New Clubhouse foundation shall be deemed approved if conforming to the requirements set forth in (b) below. Seller shall be responsible to terminate at or prior to Closing all of the Service Contracts not identified as assumed by Buyer in its notice or as otherwise provided in this Section 4.3; and, except as provided below, shall be required to pay any and all termination or severance fees in connection therewith. Buyer and Seller agree that each shall pay one-half (1/2) of the costs of the architectural contract for the New Clubhouse with Chris Consultants incurred from the Effective Closing Date to the earlier of the date of termination of such architectural contract and the Closing Date. Buyer and Seller agree that each shall pay one-half (1/2) of the total of all termination fees resulting from the cancellation of (a) the architectural contract for the New Clubhouse with Chris Consultants, and (b) any contract executed with respect to the construction of the foundation of the New Clubhouse without material changes from that draft contract attached hereto as EXHIBIT 4.3, with price and scope not materially different from those previously disclosed to Buyer. If, within ninety (90) days after Closing, Buyer enters in a Service Contract for substantially equivalent purposes, with a party to which Seller has paid or is paying the required cost of termination, Buyer shall reimburse Seller for any required cost of termination or for payments made with respect to such terminated Service Contract for periods after Closing. Subject to Section 23 hereof, Seller hereby indemnifies and holds harmless Buyer from any and all claims or damages relating to any of the Service Contracts terminated by Seller. This indemnification and agreement to hold harmless shall survive the Closing.

               4.4 INTENTIONALLY OMITTED.

               4.5 INDEMNIFICATION. Buyer hereby agrees to indemnify Seller and hold Seller harmless against all claims, demands and liability, including Attorneys' Fees, for nonpayment for services rendered to Buyer, for mechanics' liens, or for damage to persons or property, any of which arise out of Buyer's inspection and investigation activities pursuant to Section 4.2 of this Agreement. This indemnification and agreement to hold harmless shall survive the termination of this Contract or the Closing.

               4.6 BUYER'S RIGHT TO TERMINATE DURING THE INVESTIGATION PERIOD. Notwithstanding any provision contained herein to the contrary, in the event that Buyer's investigation of the Resort is unsatisfactory to Buyer for any reason whatsoever or no reason, in Buyer's sole and absolute discretion, and Buyer shall not deliver to Escrow Agent and Seller, at any time prior to 5:00 p.m. Eastern time in effect on the final day of the Investigation Period, written notice of its election to proceed with the transaction contemplated hereunder then Seller shall join Buyer in instructing the Escrow Agent to refund the Deposit to the Buyer, less the $25,000 non-refundable portion which shall be paid to the Seller. In addition, Buyer may elect to terminate this Contract at any time, in its sole and absolute discretion, for any reason whatsoever, before the end of the Investigation Period by delivery of the termination notice to Seller and to Escrow Agent. Upon Escrow Agent's timely receipt of a termination notice or joint notice by the Buyer and Seller, Escrow Agent shall return to Buyer within three (3) days the Deposit, and thereafter this Contract shall be terminated; and except as specifically set forth herein to survive termination of this Contract, neither Buyer nor Seller thereafter shall have any further rights or obligations hereunder. If Buyer fails to deliver the notice to proceed or delivers a termination notice as described above, then the Deposit shall be paid to the Buyer. Subject to Seller's rights to cure as provided herein, if Seller defaults hereunder, Escrow Agent shall deliver the Deposit to Buyer in full.

               4.7 BUYER'S RIGHT TO REQUEST ADDITIONAL INFORMATION.
During the Investigation Period, Buyer may from time to time request additional information or documentation concerning the Resort (a "Request for Additional Information") as it deems appropriate and, to the extent such information or documentation is available to Seller, Seller shall furnish to Buyer all items pursuant to a Request for Additional Information within 3 business days of its receipt of a Request for Additional Information. Notwithstanding the foregoing, the Investigation Period shall not be extended by any Request for Additional Information, beyond August 1, 1997.

               4.8 ACCEPTABILITY OF ACQUIRED PROPERTY. If Buyer shall give the notice to proceed contemplated by Section 4.6, Buyer shall be conclusively deemed to be purchasing the Property based upon its own independent inspections and investigations as it deems necessary or appropriate. Except and to the extent expressly provided in Section 7 of this Contract, Seller makes no representations or warranties and specifically disclaims any representation, warranty or guaranty, oral or written, with respect to the condition or any other aspect of the Property or its fitness for any particular purpose. Subject to the provisions of Section 7, Buyer acknowledges that the information supplied or made available by Seller, whether written or oral, pertaining to the Property and all books and records pertaining to the use and occupancy thereof, income, costs and expenses of the operation and business conducted with the Property, and all other matters concerning the condition, suitability, marketability, legal compliance and other attributes and aspects of the Property is furnished as a courtesy to assist Buyer in conducting its inspections and investigations. Seller shall not be deemed to have made any representations or warranties regarding the completeness, accuracy or quality of any reports regarding the condition of the Real Property, including the location, size, subsurface or soil condition, character or environmental condition thereof included in the information, or the competence of the preparer of such reports. Buyer acknowledges that Buyer is not relying on any, and that neither Seller nor any of its agents, employees or representatives has made, any representations or warranties regarding the Property or the condition, operation or use thereof except as may be expressly contained in Section 7 of the Contract. The provisions of this Section 4.8 shall survive Closing or earlier termination of this Contract.

          5. EVIDENCE OF TITLE.

               5.1 MARKETABLE TITLE. At Closing, Seller shall convey to Buyer good and marketable fee simple title to the Land and Improvements, subject only to the Permitted Exceptions. Satisfaction of Seller's obligation to deliver good and marketable title shall be evidenced by the issuance of the Title Policy.

               5.2 TITLE COMMITMENT. Seller has heretofore delivered to Buyer, and Buyer acknowledges receipt of, the Title Commitment together with copies of each of the exceptions referred to therein. The condition of title disclosed by the Title Commitment, when conforming to the Permitted Exceptions, is accepted by Buyer. The policy to be issued pursuant to the Title Commitment, to the extent available from the Title Company, shall contain no (or insure against) survey exception; shall contain no (or insure against) creditor's rights exclusion or exception; shall contain no printed (standard) exceptions; shall affirmatively insure access to the Resort; and shall contain such other endorsements available in the State and as required by Buyer or Buyer's counsel. Other than the ALTA 3.1 zoning endorsement with parking to be paid for by Seller, all endorsements shall be at Buyer's expense. Seller shall be responsible to satisfy all requirements contained in the Title Commitment, subject to Permitted Exceptions, as a condition to delivering good and marketable title to Buyer as set forth in this Paragraph
5. At Closing, Seller shall provide such affidavits or similar documents as shall be required by law or otherwise typically required by or satisfactory to the Title Company to cause the deletion of the printed (standard) exceptions from the Title Policy.

               5.3 ADDITIONAL EXCEPTIONS. If Buyer receives notice of or otherwise discovers any additional exceptions to record title other than insubstantial or de minimis exceptions or those disclosed by the Title Commitment (the "Additional Exceptions") after delivery of the Title Commitment and prior to the Closing Date, which do not result from or are caused by an act of Buyer or its agent, contractors, employees or personnel, Buyer shall notify Seller in writing of the Additional Exceptions to which Buyer objects within three (3) business days after Buyer receives notice of such Additional Exceptions (the "objected-to Additional Exceptions"). If Buyer does not so object, such not objected-to Additional Exceptions shall become Permitted Exceptions, and title shall be conveyed subject thereto.

               5.4 ADDITIONAL EXCEPTIONS CURABLE BY THE PAYMENT OF MONEY. Seller shall be required to cure or remove prior to or on the scheduled Closing Date all objected-to Additional Exceptions which can be cured or removed by the payment of money due to a liquidated claim, judgment or encumbrance.

               5.5 ADDITIONAL EXCEPTIONS NOT CURABLE BY THE PAYMENT OF MONEY. Seller shall have a period of thirty (30) days after notice from Buyer to cure any objected-to Additional Exceptions which are not curable by the payment of money, and the Closing Date shall be postponed, if necessary, to afford Seller not more than thirty (30) days to cure objected-to Additional Exceptions. Seller shall exercise due diligence and good faith in endeavoring to cure the objected-to Additional Exceptions, but which shall not include the institution of any necessary lawsuits. If Seller is unable to cure any objected-to Additional Exceptions within the time period provided, Buyer shall have the following options:

                    [Intentionally Omitted];

                    Buyer may waive the uncured objected-to Additional Exceptions and accept title in its existing condition, without adjustment of the Purchase Price; or

                    Buyer may terminate this Contract by sending written notice to Seller and Escrow Agent; Escrow Agent shall return to Buyer the Deposit in full; Seller shall pay to Buyer Buyer's Costs up to $200,000; and except as specifically set forth in this Contract neither Buyer nor Seller shall have any further rights or obligations hereunder.

               5.6 POSTPONEMENT OF CLOSING DATE. If the Closing Date has been postponed to afford Seller additional time to cure the Additional Exceptions, the Closing shall take place five (5) days after Seller sends Buyer written notice that all objected-to

Additional Exceptions have been eliminated, together with evidence of same. Seller shall promptly reschedule the Closing Date upon satisfaction or elimination of such objected-to Additional Exceptions.

          6. SURVEY.

               6.1 DELIVERY OF SURVEY. Seller has delivered to Buyer any and all existing surveys of the Land and Improvements in the possession of Seller. On or before the expiration of the Investigation Period, Buyer at its expense may cause to be prepared a current "as-built" survey (the "Survey") of the Land and all Improvements thereon, prepared by a land surveyor or engineer registered and licensed in the State. Buyer agrees that an update of existing surveys, performed by the surveyor making the existing surveys, will satisfy its survey requirements if the Survey shall: show the legal description of the Land to be the same as that set forth in the Title Commitment; set forth an accurate metes and bounds description of the Land; be certified to Buyer and to the Title Company; include a certification that the map or plat and the survey on which it is based are prepared (i) in accordance with "Minimum Standard Detail Requirements for Land Title Surveys" jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and including, but not limited to items 1, 2, 8, 10, and 11, of Table A thereof, and (ii) pursuant to the Accuracy Standards (as adopted by ALTA and ACSM and in effect on the date of this certification) of an urban survey, and be certified as of a date subsequent to the Effective Closing Date. Seller shall cooperate with Buyer and Buyer's agents in the preparation of the Survey.

               6.2 SURVEY DEFECTS. Buyer shall have three (3) Business Days from the date of receiving the Survey to examine same. If the Survey shows any encroachment on the Land or that any Improvement located on the Land encroaches on the land of others or if the Survey shows any other defect which would affect the marketability of the Resort, Buyer shall notify Seller of such defect within three (3) Business Days after receipt of the Survey and such encroachment or defect shall be treated in the same manner as title defects are treated under this Contract.

          7. REPRESENTATIONS AND WARRANTIES.

               7.1 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants (as of the date made as shown on Exhibits or as of the date this Contract has been signed on behalf of Seller if not so shown, but otherwise as of the date specified in the following) to Buyer as follows:

                    7.1.1 SELLER'S EXISTENCE. Each Seller is a corporation, duly organized under the laws of the state identified in the caption hereto, validly existing and in good standing under the laws of such state and the State of Michigan. Seller has full power and authority to own and sell its property and to comply with the terms of this Contract.

                    7.1.2 AUTHORITY. The execution and delivery of this Contract by each Seller and the consummation by each Seller of the transaction contemplated by this Contract are within such Seller's capacity and all requisite action has been taken to make this Contract valid and binding on each Seller in accordance with its terms.

                    7.1.3 TITLE.

                         7.1.3.1  To Seller's knowledge, and based solely on the
Title Commitment, Seller is the sole owner of fee simple marketable title to the Real Property, subject to the rights of the Township of Acme, if any, to the Water System, free and clear of all liens, encumbrances and restrictions of any kind, except those exceptions shown on the Title Commitment. The existing mortgage indebtedness, if any, encumbering the Property shall be discharged by Seller.

                         7.1.3.2  Seller has a right, title or interest in the
Property (other than the Real Property) which can be transferred to Buyer free and clear of liens and encumbrances on such right, title and interest other than Permitted Exceptions and lease obligations under equipment leases to be assumed by Buyer or discharged by Seller as specified in EXHIBIT 8.15.

                    7.1.4 NO LEGAL BAR. The execution by Seller of this Contract and the consummation by Seller of the transaction hereby contemplated does not and on the Closing Date will not (a) to Seller's knowledge, result in a breach of or default under any indenture, agreement, instrument or obligation to which Seller is a party and which affects all or any portion of the Property, or (b) to Seller's knowledge, constitute a violation of any Legal Requirement.

                    7.1.5 LITIGATION. Except as set forth on EXHIBIT 7.1.5, there are no actions, suits, proceedings or investigations (including condemnation proceedings) pending or, to Seller's knowledge, threatened against: (i) a Seller which would materially adversely affect Seller's ability to perform its obligations under this Contract; or (ii) the Property to the extent that such threatened action, suit proceeding or investigation would be required to be disclosed on the Seller's audited financial statements and Seller is not aware of any facts which to Seller's knowledge might result in any such action, suit or proceeding.

                    7.1.6 HAZARDOUS MATERIAL. To Seller's knowledge, except as disclosed in reports regarding environmental condition of the Real Property which have been furnished by Seller to Buyer and are set forth on EXHIBIT 7.1.6 HERETO, (a) Seller has conducted no activity on the Property involving the generation, treatment, storage or disposal of Hazardous Material except in compliance with Legal Requirements; (b) no portion of the Property is now being used or to Seller's knowledge has ever been used to treat, store, generate or dispose of Hazardous Material, excepting for those materials ordinarily and customarily used, stored, present, or handled in the regular operation of the Property in the ordinary course of business and in compliance with all Legal Requirements; (c) Seller has received no written notice that any previous owner or tenant conducted any such activity; (d) Seller has received no written notice of any discharge, spill, or disposal of any Hazardous Material on or under the Property; (e) Seller has received no written notice from any Governmental Authority or any other party of any Hazardous Material violations concerning the Property or any portion thereof, nor is Seller aware of any such violation; (f) there are no storage tanks or wells (other than water wells) located on the Land; and any underground storage tanks previously removed from the Property were removed in accordance with all applicable Legal Requirements; and (g) Seller has received no written notice as to any locations off the Property where Hazardous Material generated by or on the Property have been treated, stored, deposited or disposed of.

                    7.1.7 NO RIGHTS TO PURCHASE. No tenant or other occupant under any of the Space Leases, no licensor or other person, firm, corporation, or other entity has any right or option to acquire the Property or any portion thereof (other than the Township's right to acquire the Water System, if any) or lease or occupy any space, except as specified in the Space Leases. Notwithstanding the foregoing, from the Effective Closing Date until the Closing Date, Seller shall have the right to continue to sell real estate in accordance with Sales Contracts as part of its on-going "retail" real estate sales program at market prices.

                    7.1.8 COVENANTS, CONDITIONS, RESTRICTIONS OR EASEMENTS. To Seller's knowledge, there is no default or breach by Seller, or by any other party thereto, under any covenants, conditions, restrictions, rights-of-way or easements which may affect the Real Property or any portion(s) thereof which require performance or compliance by the owner of the Real Property and no condition or circumstance exists which with the giving of notice or the passage of time or both would constitute a default or breach by Seller nor, to Seller's knowledge, any other party thereto, under any such covenants, conditions, restrictions, rights-of-way or easements.

                    7.1.9 PERSONAL PROPERTY. To Seller's knowledge the quantities of fixtures and tangible personal property, consumables and operating equipment of the Hotel, including physical reserves are sufficient for the operation of the Hotel in accordance with standards heretofore maintained by Seller. Seller has delivered copies of all leases pursuant to which any items of Personal Property are leased.

                    7.1.10 SERVICE CONTRACTS. To Seller's knowledge, the schedule of Service Contracts attached to this Contract as EXHIBIT 1.50 constitutes a list of all of the material Service Contracts affecting the Resort as of the Effective Closing Date, and, as of the Effective Closing Date, there are no other material Service Contracts with respect to the Resort. To Seller's knowledge, all of the material Service Contracts are in full force and effect, there is no default by any party under any material Service Contract and, other than this Contract, no event has occurred as of the Effective Date, that with the giving of notice or passage of time, or both, would constitute a default thereunder. To Seller's knowledge, Seller has no interest in any of the parties providing services thereunder. To Seller's knowledge, Seller has received no notice that any party to any Service Contract intends to cancel or terminate its Service Contract. To Seller's knowledge, there are no other agreements (written or oral) other than the Space Leases, Permitted Exceptions or the Service Contracts, materially affecting the Resort, any portion thereof or the use thereof, or which could materially impact the revenues or expenses of the Resort. For the purposes of this Section 7.1.10, "material Service Contract" shall mean a service contract obligating Seller to make payments thereunder in excess of $1,500 per month.

                    7.1.11 ASSESSED VALUATION. Seller is not currently contesting the real estate tax assessments for the Resort. The Land is separately assessed for real property tax assessment purposes and is not combined with any other real property for tax assessment purposes.

                    7.1.12 NOTICES. To Seller's knowledge, it has disclosed any written notice from any Governmental Authority, any tenant under the Space Leases, any insurer, or any other party asserting that Seller is required to perform work at the Resort and to Seller's knowledge no such notices have been issued.

                    7.1.13 PARTIES IN POSSESSION. To Seller's knowledge, except for tenants under the Space Leases, employees in employee housing and Resort guests there are no parties other than Seller in possession of any portion of the Land or Improvements as lessees, tenants at sufferance or trespassers.

                    7.1.14 SPACE LEASES. The Space Leases described on the
Rent Roll comprise all of the Space Leases presently existing and each is in full force and effect as of date hereof. None of the Space Leases has been modified, altered, or amended in any respect by or to the knowledge of Seller, and no tenant has the right to cancel or terminate its Space Lease, except as set forth in the Space Leases. No tenant has any right to renew or extend its Space Lease except as set forth in the Space Lease or any interest in the Resort other than a leasehold possessory interest. Except as specified on the Rent Roll and to Seller's knowledge, Seller has no interest in any of the tenants. To Seller's knowledge, there are no leases, tenancies or other rights of occupancy or use for any portion of the Resort other than as set forth in the Rent Roll. To Seller's knowledge, neither Seller nor any tenant is in a material default under any Space Lease and no event has occurred that with the giving of notice or passage of time or both would constitute a material default thereunder. Except as specified on the Rent Roll each of the tenants under the Space Leases is in possession of its respective premises. To Seller's knowledge: (a) no tenant has any offsets, defenses, claims or causes of actions against Seller arising out of matters occurring prior to Closing; (b) there is no tenant contesting any tax, percentage rent, operating costs or other escalation payments or occupancy charges or any other amounts payable under its specific Space Lease; and (c) all tenants have furnished insurance certificates indicating that the insurance coverage required by their respective Space Leases is in full force and effect.

                    7.1.15 LEASING COMMISSIONS. No brokerage or leasing commissions (including any renewals or residuals) or other compensation are due or payable by Seller to any person, firm, corporation, or other entity with respect to or on account of any of the Space Leases except as specified on the Rent Roll.

                    7.1.16 SALES AND OTHER TAXES. To Seller's knowledge, all sales tax, hotel accommodation tax or the equivalent, Single Business Tax, and any and all taxes with respect to any employee, required to be paid or collected by Seller in the operation of the Resort has been collected and paid to the appropriate Governmental Authority.

                    7.1.17 EMPLOYEES. Seller has provided to Buyer a complete list of all employees employed by Seller or any related company of Seller. Except as disclosed on EXHIBIT 7.1.17 there are no collective bargaining agreements or employment contracts affecting the employees or the Resort.

                    7.1.18 EMPLOYMENT BENEFIT PLAN AND EMPLOYMENT MATTERS. Seller does not maintain or contribute to any Employee Benefit Plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than the plans listed on the "Employee Benefit Plans Schedule" attached as EXHIBIT 7.1.18 of this Contract (collectively referred to as "Employee Benefit Plans").

          With respect to each Employee Benefit Plan, (i) there are no actions, suits, proceedings, investigations or claims pending, or to Seller's knowledge, threatened, and the Seller does not have any knowledge of any facts which could give rise to any such actions, suits, proceedings, investigations or claims; and (ii) to Seller's knowledge, the Employee Benefit Plan and the Seller have complied with all applicable requirements of ERISA.

                    7.1.19 INTENTIONALLY OMITTED.

                    7.1.20 NO SPECIAL ASSESSMENTS AND IMPACT FEES. To Seller's knowledge, no portion of the Property is affected by any outstanding special assessments or impact fees imposed by any Governmental Authority.

                    7.1.21 ACCESS TO HIGHWAYS AND ROADS. To Seller's knowledge, the Land has rightful vehicular and pedestrian access to and from public highways and roads through existing accessways and, to Seller's knowledge, there exists no fact or condition which would result in the termination of such access.

                    7.1.22 COMMITMENTS TO GOVERNMENTAL AUTHORITIES. Except for Permitted Exceptions and, as otherwise disclosed by Seller in EXHIBIT 7.1.22, Seller has no knowledge of any commitments relating to the Resort made by Seller or Seller's predecessor in title to any Governmental Authority, utility company, school board, church or other religious body or any homeowner or homeowners association, merchant's association or any other organization, group or individual which would impose an obligation upon Buyer or its successors or assigns to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Land; and no Governmental Authority has imposed any requirement that any owner of the Land pay directly or indirectly any special fees or contributions or incur any expenses or obligations in connection with the Land.

                    7.1.23 ADVERSE INFORMATION. Seller has no knowledge of any fact or condition which could materially adversely affect the current use or operation of the Resort, including (a) changes contemplated in any Legal Requirement, (b) current or pending judicial or administrative action concerning the Resort, (c) current or pending building, water, sewer or traffic moratorium which would impact or curtail future development of the Property in accordance with applicable Legal Requirements, (d) current or pending action by adjacent landowners, or (e) any other fact or condition of any kind or character.

                    7.1.24 COMPLIANCE WITH LAWS. Except as disclosed in
EXHIBIT 7.1.24, Seller has received no notice that the Resort and the present uses thereof are not in full compliance with all applicable Legal
Requirements and the requirements of any insurance policy, board of fire underwriters or any board exercising similar functions that are uncured.
Seller has no knowledge that it is not in substantial compliance with all material Legal Requirements in connection with its operation, use and management of the Resort to the extent that any existing non-compliance would have a material adverse effect on such operation, use or management. All Permits are in full force and effect and are registered in the name of Seller. True and correct copies of all Permits are attached hereto as EXHIBIT 1.39(h).

                    7.1.25 INSURANCE POLICIES. All of the insurance policies listed in EXHIBIT 1.39(m) are in full force and effect. To Seller's knowledge no notice has been received by Seller from any insurer of the Resort or any portion thereof, with respect to any portion of the Resort, or by any board of fire underwriters (or other body exercising similar functions) requesting the performance of any repairs, alterations or other work on the Resort.

                    7.1.26 THE IMPROVEMENTS. To Seller's knowledge, all material Permits and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued for the Improvements, have been paid in full and are in full force and effect. To Seller's knowledge, all necessary Certificates of Occupancy have been issued for the Improvements and all portions thereof, including, but not limited to each of the premises which are subject to the Space Leases. To Seller's knowledge, no additional certificates of occupancy, licenses or other permits are required for the current use or operation of the Resort.

                    7.1.27 UTILITIES. To Seller's knowledge all storm and sanitary sewer, gas, electricity, telephone and other utilities (except for water service) serving the Resort are supplied directly to the Resort by facilities of public utilities and the costs of installation of such utilities have been fully paid. Seller has represented to Buyer that it is only able to transfer the assets of its Water System pursuant to State statute which may permit a right of first refusal in favor of the Township.

                    7.1.28 SALES COMMISSIONS. The schedule of sales commissions attached to this Contract as EXHIBIT 7.1.28 constitutes all of the commissions due by Seller to sales persons for the booking of business at the Resort or the sale of real estate which is expected to occur after the Closing Date. Seller is current in the payment of all such commissions payable through the Effective Closing Date.

                    7.1.29 PARKING. To Seller's knowledge, the parking facilities at the Resort are sufficient to comply with all material Legal Requirements and with all parking commitments made by the Seller under any Space Leases or other documents. To Seller's knowledge, there are no offsite parking facilities required to be used in connection with the operation of the

Resort. To Seller's knowledge, Seller does not own or lease any property adjacent to the Resort except as set forth in EXHIBIT 7.1.29.

                    7.1.30 AIR/MINERAL RIGHTS. To Seller's knowledge, except as disclosed in the Title Commitment, neither the air rights over the Property, any rights to extract minerals or petroleum or sever timber or harvest any other plant materials nor any "development rights" with respect to the Property have been granted, sold, assigned, transferred, leased or encumbered, except as disclosed on EXHIBIT 7.1.30.

                    7.1.31 INSOLVENCY. To Seller's knowledge, the Seller has not made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature or has been adjudicated as bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state and no such petition has been filed against it.

                    7.1.32 USE OF THE NAME AND TRADEMARKS. To Seller's knowledge, Seller owns or has the right to use the Name and Trademarks. Seller has received no notice, nor does Seller have Seller's knowledge, that the use of the Name or Trademarks infringes upon rights with respect to any other person, business or entity in such Name or Trademarks, or that such ownership and use is not valid. Except as disclosed on EXHIBIT 7.1.32, Seller has not filed any assumed name filings or registrations with respect to any Names or Trademarks used in connection with the Resort. This includes, but is not limited to, Names and Trademarks used in connection with any restaurants, lounges, bars, or any other portion of the Resort.

                    7.1.33 RELATED PROPERTY. Except for the Housing Inventory, there are no property interests, buildings, structures, or other improvements that are owned or held by Seller and which are necessary or useful for the operation of the Resort for its Permitted Use that are not being conveyed pursuant to this Contract.

                    7.1.34 HISTORICAL SITE. To Seller's knowledge, neither the Resort nor any portion thereof is listed, or eligible to be listed, in any national, state or local register of historic places or areas, the subject of any petition, movement or plan to designate the Resort or any portion thereof as a historical site, or located within any designated district or area in which the permitted uses of land located therein are restricted by regulations, rules of laws other than those specified under local zoning ordinances.

                    7.1.35 CLUB MEMBERSHIPS. To Seller's knowledge, no club member has any offsets, defenses, claims or causes of action against Seller arising out of any matters occurring prior to July 31, 1997. All Club Memberships are listed on EXHIBIT 7.1.35. Further, to Seller's knowledge, all of the Club Memberships are in full force and effect and Seller has complied with all of its obligations thereunder.

                    7.1.36 ENVIRONMENTALLY SENSITIVE AREA/ENDANGERED SPECIES. To Seller's knowledge, no portion of the Property is listed, in any national, state or local designation or register of environmentally sensitive properties or areas, the subject of any petition, movement or plan to designate the Property or any portion thereof as an environmentally sensitive area, or located within any environmentally sensitive district or area in which the permitted uses of land located therein are restricted by regulations or rules of laws other than those specified under local zoning ordinances. Further, to Seller's knowledge, there is no threat, movement or petition to designate any species of animals or plants located on the property as threatened or endangered, the effect of the existence or designation of which would be to materially affect the use or cost of operation of the Resort or any portion thereof for the Permitted Use.

                    7.1.37 ACCURACY OF STATEMENTS. To Seller's knowledge, no representations or warranties made by the Seller in this Contract, in any Exhibit attached hereto, in the Property Records or in any letter or certificate furnished to the Buyer pursuant to the terms hereof, each of which is incorporated herein by reference and made a part hereof, contains any materially untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not materially misleading.

     Except as specifically set forth herein or in the documents to be delivered pursuant hereto, Seller has not made and does not make or give any warranties or representations.

               7.2 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants the following to Seller:

                    7.2.1 BUYER'S EXISTENCE. Buyer is a corporation, duly organized under the laws of the state identified in the caption hereto, validly existing and in good standing under the laws of such state.

                    7.2.2 AUTHORITY. Buyer has all requisite power and authority to execute and deliver this Contract and to consummate the transactions contemplated hereby pursuant to the terms and conditions hereof and all requisite action has been taken to make this Contract valid and binding on Buyer in accordance with its terms.

                    7.2.3 NO CONFLICT. The execution and deliver of this Contract and the consummation of the transactions contemplated hereby will not conflict with, breach, result in a default under, or violate any commitment, document or instrument to which Buyer is a party or by which it is bound.

                    7.2.4 SOPHISTICATED BUYER. Buyer specializes in the investment in and ownership and operation of resort hotel properties in geographically diverse markets. As such, it is a sophisticated real estate owner, investor and manager with particular experience in the acquisition, ownership and operation of real estate assets similar to the resort. Buyer warrants and represents that it has the ability through its own employees, or through agents, independent contractors, consultants or other experts with whom it has a relationship, to evaluate fully the investment characteristics of the resort and to assess fully all issues pertaining to the title to the purchased assets, the value of the consumables, the value of the purchased assets, the past performance of the resort, the structural integrity and soundness of all Improvements located on the Real Property, the environmental condition of the purchased assets, and the compliance of the purchased assets and the operation and management thereof with all Legal Requirements. Accordingly, Buyer warrants and represents that, except for the representations and warranties expressly made by Seller in this Agreement, Buyer has not and will not rely upon any warranty, representation, statement of fact, or other information made by or furnished by or on behalf of Seller or any affiliate of Seller, but is relying solely on its own investigation, assessments, evaluations, and those of its own employees, agents, independent contractors, consultants, and other experts with whom it is dealing.

                    7.2.5 NO LEGAL BAR. The execution by Buyer of this Contract and the consummation by Buyer of the transaction hereby contemplated does not and on the Closing Date will not (a) to Buyer's knowledge, result in a breach of or default under any indenture, agreement, instrument or obligation to which Buyer is a party and which affects all or any portion of the Property, or (b) to Buyer's knowledge, constitute a violation of any Legal Requirement. For the purposes of Section 7.2.5 and 7.2.6, "Buyer's knowledge" shall mean the actual, present knowledge of those persons set forth on EXHIBIT 7.2.5.

                    7.2.6 LITIGATION. Except as set forth on EXHIBIT 7.2.6, there are no actions, suits, proceedings or investigations (including condemnation proceedings) pending or, to Buyer's knowledge, threatened against Buyer to the extent that such threatened action, suit proceeding or investigation would be required to be disclosed on the Buyer's audited financial statements and would materially adversely affect Buyer's ability to perform its obligations under this Contract, and Buyer is not aware of any facts which to Buyer's knowledge might result in any such action, suit or proceeding.

     Except as specifically set forth herein or in the documents to be delivered pursuant hereto, Buyer has not made and does not make or give any warranties or representations.

               7.3 SURVIVAL OF REPRESENTATIONS. All of the representations and warranties set forth in this Contract shall be true and correct as of the Effective Closing Date; shall be deemed to be repeated at and as of the Closing Date, notwithstanding any reference to any other reference date contained in any representation or warranty; shall be true and correct as of the Closing Date; and all of the representations and warranties set forth in this Contract shall expressly survive the Closing in the case of 7.1.1, 7.1.2 and 7.2.1, 7.2.2, and 7.2.4 without limitation, and in all other cases for a period of eighteen (18) months after Closing and shall not merge into or be extinguished by any of the conveyance or other documents delivered at the Closing. Notwithstanding the foregoing limitation, the representations contained in Sections 7.1.16 shall expressly survive the Closing until the date which is ninety (90) days after the date the applicable statute of limitations for the payment or collection of such tax has expired.

               7.4 BUYER'S PRE-CLOSING REMEDIES FOR SELLER'S MISREPRESENTATIONS. In the event that Buyer becomes aware prior to Closing that any of Seller's warranties or representations set forth in this Contract are untrue and misleading in a material respect on the Effective Closing Date, or become untrue and misleading in a material respect at anytime thereafter but prior to Closing for reason other than knowledge acquired by Seller through Buyer's due diligence, and in the event that Seller is unable to render any such representation or warranty untrue and misleading in a material respect materially true and correct as of the Closing Date after written notice by Buyer to Seller and Seller's opportunity to cure for up to thirty (30) days, Buyer may either: (a) terminate this Contract by written notice thereof to Seller and Escrow Agent, in which event, Escrow Agent shall return the Deposit to Buyer in full; Seller shall pay to Buyer Buyer's Costs, and except as otherwise specifically set forth in this Contract, neither Buyer nor Seller shall have any further rights or obligations hereunder; or
(b) elect to close under this Contract notwithstanding the failure of any other representation and warranty. If Buyer elects the option set forth in clause (b), the Closing shall not be deemed a waiver by Buyer of the breach of such representation and warranty and Buyer may recover damages from Seller for such breach. Seller shall have fifteen (15) months from the date of notice by Buyer of a breach to render a representation or warranty untrue and misleading in a material respect true and correct in a material respect.

          8. COVENANTS AND AFFIRMATIVE OBLIGATIONS.

     The following provisions incorporate covenants and obligations of both Seller and Buyer.

               8.1 MAINTENANCE OF RESORT. From and after the Effective Date, Seller shall not perform or cause to be performed any construction or cause the removal of any Improvements, or make any other change or improvement on or about the Property without the prior written consent of Buyer, except as otherwise provided in this Section 8.1. From and after the Effective Date, Seller shall not make any capital expenditures for capital projects of the Resort without the prior written consent of Buyer, except as provided in
EXHIBIT 8.1 (the "Capital Project Schedule") or in the case of a bona fide emergency in Seller's reasonable business judgment. Construction of the Player Golf Course and New Clubhouse shall continue in accordance with the contracts relating thereto identified in EXHIBIT 1.50, except as otherwise provided in Section 4.3 hereof; provided, however, that Seller agrees to provide Buyer the opportunity to review, comment and provide input with respect to (i) all unexecuted contracts in excess of $25,000 related to the construction and/or operation of the Player Golf Course and (ii) all unexecuted contracts related to the construction and/or operation of the New Clubhouse; provided further that no construction other than site work shall be undertaken with respect to the New Clubhouse without Buyer's prior written consent. Buyer shall have five (5) Business Days from its receipt of notice of any such contracts to review and make comments on the same. If Buyer does not provide comments, the contract submitted shall be deemed approved.

     Between the Effective Date and the Closing Date, Seller shall (a) maintain and operate the Resort in substantially the same condition and manner as the Resort was maintained by the Seller on the Effective Closing Date, including, without limitation using reasonable efforts to keep available the services of its present employees at the Resort and to preserve its relations with guests, suppliers and other parties doing business with the Seller with respect to the Resort; accepting booking contracts for the use of the Resort facilities and Club Memberships on terms not less favorable than the terms typically arranged by the Seller as of the Effective Date and using reasonable efforts to retain such bookings and Club Memberships; and maintaining the current level of advertising and other promotional activities for the Resort facilities; and (b) maintain all parts or portions of the Resort in good working order and repair. All Personal Property shall be delivered and transferred to the Buyer at no additional cost to the Buyer. The Seller agrees to keep Supplies adequately stocked, consistent with past business practice, as if the conveyance of the Resort hereunder were not to occur, in accordance with established budgets for the Resort, including, without limitation, maintaining linens and bath towels and washcloths at least at a 3-star level for all of the guest rooms in the Resort and an ordinary inventory of Supplies consistent with Seller's past practice.

               8.2 LEASES.

                    8.2.1 LEASING ACTIVITIES. Seller shall not, from and after the Effective Date enter into any new Space Leases or modifications, renewals or terminations of any existing Space Lease, without the prior written consent of Buyer which shall not be unreasonably withheld. Further, Seller shall notify Buyer from time to time of any pending Space Lease negotiations. Prior to the Closing Date, Seller shall perform its obligations as landlord under the Space Leases and shall advise Buyer of any notices of default received by Seller from tenants under the Space Leases. In addition, as to rental management agreements to be assumed by Buyer as indicated on EXHIBIT 8.2.1, Buyer shall assume the obligations of Seller under such assumed rental management agreements.

                    8.2.2 TENANT ESTOPPEL CERTIFICATES. Seller shall deliver to Buyer on or before the Closing Date a completed and executed tenant estoppel certificate ("Tenant Estoppel Certificates") in substantially the form as set forth on EXHIBIT 8.2.2 hereto from each of the tenants, each dated within thirty (30) days of the Closing Date; provided that Seller shall use its reasonable best efforts to obtain executed tenant estoppel certificates dated within fifteen (15) days of the Closing Date. The information contained in the Tenant Estoppel Certificates shall conform to the Rent Roll. Buyer shall not be required to accept a Tenant Estoppel Certificate in the event such Certificate is inconsistent with the Rent Roll in any material respect.

               8.3 SERVICE CONTRACTS. After the Effective Date, Seller shall not enter into any new Service Contract or extend, replace, renew or terminate any Service Contract without the prior written consent of Buyer.
If Seller desires to enter into new or renew existing Service Contracts prior to Closing, it shall notify Buyer in writing, and Buyer shall have five (5) Business Days from its receipt of such notice to review and approve or object to Seller's proposed action. In the event Buyer does not object within such period, the Service Contract shall be deemed approved. Buyer's approval of proposed Service Contracts shall not be unreasonably withheld. Any Service Contract approved by Buyer after the Effective Date shall be assumed by Buyer on the Closing Date, if and when the Closing occurs. Seller shall deliver to Buyer on or before the Closing Date an estoppel certificate from the lessor or vendor as to each of the Service Contracts which estoppel certificate shall be dated a date not later than thirty (30) days prior to the Closing Date. The form and content of such estoppel certificate shall be reasonably satisfactory to Buyer. Notwithstanding the foregoing, construction of the Player Golf

Course and the New Clubhouse shall continue in accordance with the contracts relating thereto identified in EXHIBIT 1.50; provided, however, that Seller agrees to provide Buyer the opportunity to review, comment and provide input with respect to (i) all unexecuted contracts related to the construction and/or operation of the New Clubhouse, and (ii) all unexecuted contracts in excess of $25,000 related to the construction and/or operation of the Player Golf Course. Buyer shall have five (5) Business Days from its receipt of notice of any contracts referred to in this Section 8.3 to review and make comments on the same. In the absence of objection to such contracts by written notice to Buyer, such contracts shall be deemed approved.

               8.4 NO FURTHER ENCUMBRANCES. After the Effective Date, Seller shall not create, incur or suffer to exist any mortgage, lien, pledge or other encumbrance affecting the Property or any portion thereof other than the Permitted Exceptions.

               8.5 COMPLIANCE WITH OBLIGATIONS. Seller shall perform all of its material obligations under the Space Leases, Service Contracts, Permits and Warranties, and shall use its best efforts to comply with all material Legal Requirements affecting the Property and its use until the Closing Date.

               8.6 INTENTIONALLY OMITTED.

               8.7 INSURANCE. Seller shall maintain in full force and effect all of its existing insurance until the Closing Date.

               8.8 PRESS RELEASE. Neither Buyer nor Seller shall issue any press release or other publicity of any kind whatsoever with respect to this Contract or any of the transactions contemplated hereby, without the prior written consent of Buyer or Seller, as the case may be, in each instance.

               8.9 EMPLOYEE BENEFIT PLAN AND EMPLOYMENT MATTERS.

                    8.9.1 FUTURE EMPLOYMENT OF EMPLOYEES. At Closing (12:01 a.m.), the employment by the Seller of all employees whose employment is at or for the Resort, shall terminate and such employees shall cease to participate in any Employee Benefit Plans maintained by or for the benefit of the Seller. Subject to the provisions of Section 8.9.3 of this Contract, Buyer, in its discretion, may offer employment to each individual whose employment was so terminated, with no obligation on Buyer's part to extend offers of employment to any such terminated employees of Seller. The Seller shall retain responsibility for the payment of any employee benefits or entitlements, including severance pay, accrued vacation, worker's compensation, unpaid housing bonuses, unemployment compensation, sick or holiday pay, to all terminated employees pursuant to any Employee Benefit
Plan, fund, program, contract, policy or arrangement of the Seller or applicable law or regulation as a result of the consummation of the transactions contemplated hereby. Buyer shall cooperate with Seller to inform Seller as soon as practicable prior to Closing (and if reasonably possible before the end of the Investigation Period) of the existing employees of Seller that will be offered employment by Buyer following the Closing. Nothing in this Contract express or implied, shall confer upon any employee of the Seller, or any representative of any such employee, any rights or remedies, including any right to employment, continued employment for any period, or seniority rights, of any nature whatsoever.

                    8.9.2 HEALTH CARE CONTINUATION REQUIREMENTS. The parties acknowledge that the transactions contemplated hereby will result in obligations on the part of the Seller and one or more of the Employee Benefit Plans that is a welfare benefit plan (within the meaning of Section 3(1) of ERISA) to comply with the health care continuation requirements of Part 6 of Title 1 of ERISA and Code Section 4980B, as applicable. The Seller and each of the Employee Benefit Plans that is such a welfare benefits plan shall comply with the applicable requirements of such laws. As to employees who are terminated by Seller and not hired by Buyer within one-hundred twenty
(120) days after the Closing Date, the parties expressly agree that Buyer and Buyer's benefit plans, if any, shall have no responsibility for compliance with such health care continuation requirements for qualified beneficiaries who previously elected to receive continued coverage under Seller's ERISA benefit plans or who between the date of this Contract and the Closing Date elect to receive continued coverage, except to the extent required by law. Buyer agrees to provide health care coverage on the first day subsequent to the Closing Date to employees of Seller hired by Buyer; provided however, Buyer shall be under no obligation to provide to such employees benefits that Buyer does not currently provide to its employees meeting Buyer's qualifications for health care coverage at its other resorts, and Buyer shall be under no obligation to provide qualified employees benefits Seller may have provided. The provisions of this paragraph shall expressly survive the Closing.

                    8.9.3 EMPLOYMENT CONTRACTS; COMPLIANCE WITH WORKERS ADJUSTMENT AND RETRAINING NOTIFICATION ACT. Seller shall be responsible to terminate, as of the Closing Date, all employees and pay any termination or severance fees in connection therewith and to comply with all Federal, state and local laws, rules and regulations in respect of the discharge of employees; provided, however, that Buyer shall rehire employees of Seller to the extent and for the period after Closing as required to permit Seller to perform this transaction without requirement that Seller give any notice or otherwise comply with the Federal Workers Adjustment and Retraining Notification Act 29 USC Section 2101-2109 (the "WARN Act") and, subject to
Section 23, shall indemnify, defend and hold Seller harmless from and against all claims and liabilities resulting from Buyer's failure to do so. Subject to Section 23,

Seller hereby indemnifies and holds harmless Buyer from any and all claims or damages otherwise relating to the termination of any employee. The indemnifications and agreements to hold harmless contained in this Section 8.9.3 shall survive the Closing.

                    8.9.4 EMPLOYEE BENEFIT PLANS. Except as specifically set forth in this Contract: (i) the Buyer shall not be obligated to assume, continue or maintain any of the Employee Benefit Plans; (ii) no assets or liabilities of the Employee Benefit Plans shall be transferred to, or assumed by, the Buyer or the Buyer's benefit plans; and (iii) the Seller shall be responsible for funding and/or paying any benefits under any of the Employee Benefit Plans, including any termination benefits and other employee entitlements accrued under such plans by or attributable to employees of the Seller prior to the Closing Date.

                    8.9.5 INDEMNIFICATION OF BUYER. Subject to Section 23 of this Contract, Seller agrees to pay and be liable to Buyer, its affiliates and their respective officers and employees (herein individually a "Buyer Indemnified Party" and collectively "Buyer Indemnified Parties") and shall assume, indemnify, defend and hold harmless the Buyer Indemnified Parties from and against and in respect of any and all losses, damages, liabilities, taxes, sanctions that arise under section 4980B of the Code and Part 6 of Title I of ERISA, interest and penalties, costs and expenses (including, without limitation, disbursements and reasonable legal fees incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceedings, claim, appeal, demand, assessment or judgment) imposed upon, incurred by, or assessed against any Buyer Indemnified Party arising by reason of or relating to any failure to comply with the health care continuation coverage requirements of section 4980B of the Code and Part 6 of Title I of ERISA which failure occurred or occurs (i) on or prior to the Closing Date with respect to any current or former employee of Seller or any qualified beneficiary of such employee (as defined in section 4980B(g)(1) of the Code) or (ii) after the Closing Date with respect to any current or former employee of Seller who does not at any time become entitled to coverage under any group health plan, within the meaning of Section 5000(b)(1) of the Code, of Buyer, unless such failure arises out of promises made by Buyer to the employees.

                    8.9.6 INDEMNIFICATION OF SELLER. Subject to Section 23 of this Contract Buyer agrees to pay and be liable to Seller, its affiliates and its property management company and their respective officers and employees (herein individually a "Seller Indemnified Party" and collectively "Seller Indemnified Parties") and shall assume, indemnify, defend and hold harmless the Seller Indemnified Parties from and against and in respect of any and all losses, damages, liabilities, taxes, sanctions that arise under section 4980B of the Code and Part 6 of Title I of ERISA, interest and penalties, costs and expenses (including, without limitation, disbursements and reasonable legal fees incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any actions, suit, proceedings, claim, appeal, demand, assessment or judgment) imposed upon, incurred by, or assessed against any Seller Indemnified Party arising by reason of or relating to any failure to comply with Section 8.9.2 or with the health care continuation coverage requirements of section 4980B of the Code and Part 6 of Title I of ERISA which failure occurs with respect to any current or former employee of Seller actually hired as an employee of Buyer or any qualified beneficiary of such employee, as defined in section 4980B(g)(1) of the Code, who after the Closing Date becomes entitled to coverage under any group health plan, within the meaning of Section 5000(b)(1) of the Code, of Buyer.

               For purposes of this Contract, references to the Code shall mean the Internal Revenue Code of 1986 and references to the Code and ERISA shall include references to any provision of such statutes as they may be amended from time to time.

               8.10 SHADOW MANAGEMENT. On and after the Effective Date Buyer shall have access to and the opportunity to interview the managers of the Resort identified on EXHIBIT 8.10. Seller shall permit Buyer to establish and maintain a shadow management operation with respect to the Resort, including access to the Executive Housekeeper, Front Office Manager and Director of Catering and Convention Services (if not otherwise named on EXHIBIT 8.10). Personnel from Buyer's shadow management operation shall have reasonable access during normal business hours to all books, records and other information in the possession or control of Seller or its agents concerning the Resort and shall have the right (at Buyer's expense) to establish duplicate books and records in order to effect a smooth transition in the ownership and management of the Resort; provided, however, that Buyer and its shadow management operation and employees shall not unreasonably interfere with the normal management and operation of the Resort, shall hold all information acquired from such books and records confidential in accordance with the provisions of this Contract, shall repair any damage to the physical condition of the Resort caused by Buyer or its agents in any such shadow management operation, and shall not be deemed to have assumed management responsibilities prior to Closing by virtue of such shadow management.

               8.11 RETAIL REAL ESTATE SALES. Seller shall have the right to continue to sell real estate in accordance with Sales Contracts as part of its on-going "retail" real estate sales program at market prices.

               8.12 NOTICE OF CHANGES. If prior to Closing Seller is served with process or receives notice that litigation may be commenced against it, Seller shall promptly notify Buyer.

               8.13 EXCLUSIVE RIGHT. During the Investigation Period and continuing thereafter through the Closing Date, Buyer shall have the exclusive right to purchase the Property and Seller shall not engage in any negotiations with or solicit offers from any other party relating to the sale of the Property. Notwithstanding the foregoing, during such period Seller shall have the right to continue to sell real estate as provided in Section 8.11.

               8.14 REMOVAL OF PERSONAL PROPERTY. No items of Personal Property owned or leased by Seller shall be removed from the Resort prior to Closing, except items used in the ordinary course of business and for which replacements or substitutions thereof of approximately equal utility and value are provided to the Resort, except items leased by Seller under leases which are to be terminated by Seller in connection with Closing, and except for items sold at auction as described in EXHIBIT 8.14 provided that the proceeds of such sale shall be deemed revenues attributable to operations of the Resort.

              8.15 EQUIPMENT LEASES. Seller shall, at its sole cost and expense, pay off and satisfy all equipment leases of any Personal Property and obtain the appropriate termination of financing statements or termination of leases, as applicable. As to leases to be assumed by Buyer as indicated on EXHIBIT 8.15, Buyer shall assume the obligations of Seller under such assumed leases and Buyer shall deliver to Seller evidence of the approval of such assumptions from the respective lessors.

               8.16 SALES, USE, SINGLE BUSINESS TAX AND OTHER TAXES. Seller shall be responsible for the payment of any and all taxes, charges, levies, assessments or similar amounts, including penalties and interest, due and owing from it or with respect to the property or business covered by this Agreement, including but not limited to sales taxes, use taxes, single business taxes, employee income taxes withheld and county and state real property transfer taxes due and owing prior to the Effective Closing Date, and for which a lien may be placed on the property or Buyer has exposure to transferee or successor liability. Seller shall have no liability for nonpayment of taxes which would ordinarily be payable out of Resort revenues as ordinary and necessary operating expenses to the extent such taxes relate to the ordinary operation of the Resort subsequent to the Effective Closing Date, excluding (a) taxes or portions of taxes (such as, by example, any Single Business Tax relating to the capital asset disposition recapture or any real property transfer taxes) relating to Seller's disposition of the business and assets covered by this Agreement and (b) fines and penalties assessed by reason of non- or late payment of taxes relating to the Resort after the Effective

Closing Date, which shall be and remain the responsibility of the Seller. Seller shall file all necessary returns, reports, statements or similar documents required by law with respect to any such tax or other governmental levy, and no later than thirty (30) days after Closing apply for and process all such requests for tax clearance as are necessary to obtain for Buyer assurances available under applicable law that there is no further obligation with respect to any and all such taxes or other charges including, but limited to, any taxes or other governmental charges with respect to which a lien might have been placed against the Property covered by this Agreement or with respect to which transfer or successor liability could have otherwise been asserted against Buyer.

               8.17 SALES COMMISSIONS. Seller shall pay all sales commissions due to salespersons for the booking of business at the Resort or the sale of real estate due and owing with respect to business booked or transactions closed as of the Effective Closing Date. Seller shall pay all such commissions through the Closing Date and shall be responsible for the payment of all commissions due all sales persons for all business or real estate sales booked or sold prior to the Closing Date, notwithstanding that the business or closing will occur after the Closing Date. All payments made by Seller after the Effective Closing Date shall be charged to Buyer in accordance with the provisions of Section 14.1.

               8.18 EVENTS PRIOR TO CLOSING AND OTHER INFORMATION. Seller will use its reasonable best efforts not to cause or permit any action to be taken by Seller or its agents, contractors and employees which would cause any of the representations and warranties of Seller in this Contract to be untrue and misleading in a material respect as of the Closing Date. Seller shall notify Buyer in writing as soon as any information comes to Seller's knowledge, other than knowledge obtained from Buyer or by reason of Buyer's due diligence, of any event or condition occurring prior to Closing that causes any representation and warranty to become untrue and misleading in a material respect.

               8.19 CLUB MEMBERSHIPS, SPACE LEASES. Buyer shall assume the obligations of Seller under the Space Leases and under the Club Memberships and shall receive a credit for any portion of membership fees listed on
EXHIBIT 8.19.

               8.20 WATER SYSTEM. Buyer is acquiring the Water System under this Agreement, subject to the rights of the Township of Acme, if any. All title to the real property, fixtures, equipment and personal property of the Water System described in EXHIBIT 8.20 hereto shall be Property under this Contract conveyed to Buyer. Buyer and Seller shall mutually cooperate to satisfy any conditions that may be applicable to the transfer of the Water

System to the Buyer free of any claim or interest of the Township. All costs and expenses following the Closing associated with satisfying such conditions shall be paid by Buyer and Buyer shall indemnify and hold Seller harmless from and against any and all costs, expenses and liabilities (including legal fees) resulting from or associated with the transfer of the Water System to the Buyer free of claims of the Township, if any.

               8.21 ZONING. Seller shall not take any action prior to Closing which would affect the current zoning classification of the Land.

               8.22 EXHIBITS. Upon notice or upon obtaining knowledge that the information provided by Seller in any Exhibit hereto is incomplete or inaccurate, Seller shall promptly notify Buyer of such omission or inaccuracy and promptly provide Buyer with accurate and complete information.

          9. CONDITIONS.

               9.1 CONDITIONS TO BUYER'S OBLIGATION TO CLOSE. Buyer shall not be obligated to close unless and until each of the following conditions (in addition to other conditions precedent under this Contract) are either fulfilled or waived, in writing, by Buyer:

                    9.1.1 COMPLIANCE WITH COVENANTS. Seller shall have performed all covenants, agreements and obligations and complied with all conditions required by this Contract to be performed or complied with by Seller prior to the Closing Date;

                    9.1.2 DELIVERY OF DOCUMENTS. Seller shall be prepared to deliver to Buyer all instruments and documents to be delivered to Buyer at the Closing pursuant to this Contract;

                    9.1.3 REPRESENTATIONS AND WARRANTIES. All of Seller's representations and warranties shall be true and correct in all material respects as of the Closing Date;

                    9.1.4 STATUS OF TITLE. The status of title to the Property shall be as required by this Contract.

                    9.1.5 NO MATERIAL CHANGE. As of the Closing Date, there will be no material adverse changes in the physical condition of the Resort which have occurred after the expiration of the Investigation Period, except as is provided for in Section 16 of this Contract.

                    9.1.6 LIQUOR LICENSE. The Buyer shall make and prosecute an application for approval of the transfer of all liquor licenses and alcoholic beverage licenses necessary to operate the restaurants, bars and lounges presently located within the Resort, from the Seller to the Buyer or its nominee (or for the issuance of new licenses in favor of the Buyer or its nominee). To that end, the Seller and the Buyer shall cooperate each with the other as is customary in such license transfer situations, and each shall execute such transfer forms, license applications and other documents as may be necessary to effect such transfer.
If the liquor license is in the name of a third party manager or related party to Seller, Seller shall cause such party or parties to cooperate in such transfer. The parties shall execute and file all necessary transfer forms, applications and papers with the appropriate liquor authorities as soon as possible after Buyer's commitment to close the transaction pursuant to this Contract, to the end that the transfer shall take effect as soon as possible after the Closing Date, if it cannot take effect simultaneously with Closing.
If such licenses cannot be transferred until after the Closing of the transaction contemplated hereby, Seller will cooperate with the Buyer in keeping open the bars and lounges and liquor facilities of the Resort between the Closing Date and the time when such liquor license transfers actually become effective, by exercising management and supervision of such facilities under the existing liquor license, which may include entering into lease agreements and management agreements in form and content reasonably acceptable to both Buyer and Seller; provided, however that (i) the Buyer shall indemnify and hold the Seller harmless from any liability, damages or claims encountered in connection with such operations during said period of time, and the Buyer shall procure and pay for dram shop liability insurance naming the Buyer and Seller as insured thereunder, and (ii) the obligation of Seller to cooperate and keep open the liquor facilities of the Resort shall terminate one hundred eighty (180) days after the Closing of the transaction contemplated hereby, or earlier, if the Buyer obtains transfer of the liquor licenses at an earlier date. Buyer shall not be required to close the transaction if there is any interruption of Seller's right to operate the restaurants, bars and lounges prior to Closing.

                    9.1.7 LICENSES AND PERMITS.  Except as provided in
Section 9.1.6, Buyer will have obtained, or have been reasonably assured that it may obtain and may operate the Resort pending the obtaining of, all necessary licenses, variances, permits, environmental approvals and any other consents and approvals by Governmental Authorities that will be required as a condition to Buyer's ownership and operation of the Resort. Buyer shall use its reasonable efforts to obtain all such approvals and Seller, at Buyer's expense, shall cooperate and join in as necessary with any required applications. All such approvals, consents, etc. shall not be deemed in effect until all applicable appeal periods have expired, or in the event any appeal is taken, until the entry of a judgment sustaining all such approvals, consents, licenses, permits, etc. and the expiration of all appeal periods from that judgment. Notwithstanding anything contained herein to the contrary, in the event of an appeal by a third party, of any required approval, Buyer shall have the right, but not the obligation, to defend such appeal at its own cost and expense.

                    9.1.8 CERTAIN ENVIRONMENTAL MATTERS. Seller, at its sole expense, shall contract to remove certain potentially hazardous materials identified in the Law Engineering Environmental Report delivered to Buyer.

                    9.1.9 1996 AUDIT. The audit or audits of Seller prepared by Deloitte & Touche for the twelve (12) month period ending December 31, 1996 shall not differ materially from the financial information previously provided to Buyer.

                    9.1.10 CERTIFICATES OF OCCUPANCY AND FIRE DEPARTMENT CLEARANCES Seller shall deliver to Buyer reasonable evidence that the Certificates of Occupancy and Fire Department Inspections noted on EXHIBIT
9.1.10 are in full force and effect or that the deficiencies noted have been satisfactorily corrected and approved by the applicable governmental authorities.

               9.2 OPTION TO EXTEND CLOSING DATE. If the conditions to Buyer's obligations have not been satisfied on or before the Closing Date in all material respects solely by reason of Seller's failure to fulfill its obligations under this Section 9, Buyer shall have the option of continuing the Closing Date for a period not to exceed thirty (30) days to satisfy the conditions. This option is not an election of remedies; therefore, at any time after the original scheduled Closing Date if the conditions to Buyer's obligation to close which are unfulfilled obligations of Seller have not been satisfied, Buyer can elect to terminate this Contract and pursue its remedies against Seller for breach as provided in the case of pre-Closing default in this Contract.

          10. CLOSING. Subject to all of the provisions of this Contract, Buyer and Seller shall close this transaction on the Closing Date commencing at 10:00 a.m. The Closing shall take place at the office of Buyer's Attorney or at such other place as may be mutually agreed upon by Buyer and Seller.

          11. SELLER'S CLOSING DOCUMENTS.

               11.1 DOCUMENTS. At Closing, Seller shall deliver the following documents ("Seller's Closing Documents") to the Escrow Agent:

                    11.1.1 DEED. The Deed which shall be duly executed and acknowledged by Seller so as to convey to Buyer good and marketable fee simple title to the Land and Improvements free and clear of all liens, encumbrances and other conditions of title other than the Permitted Exceptions. The Deed shall be in the form attached as EXHIBIT 1.13.

                    11.1.2 SELLER'S AFFIDAVIT. An affidavit from Seller in form and content reasonably satisfactory to the Title Company to facilitate the deletion of the construction lien exception, other "standard" exceptions (other than oil, gas and mineral) and the insuring of the "gap", i.e., the deleting as an exception to the Title Commitment any matters appearing between the effective date of the Title Commitment and the effective date of the Title Policy (which shall be the Closing Date).

                    11.1.3 BILL OF SALE. An absolute bill of sale, which shall have attached thereto an inventory prepared by Buyer, if any, with warranty of title against Seller's own acts or omission only conveying Seller's interest in the Personal Property to Buyer free and clear of all liens, encumbrances and security interests. This will also include the appropriate transfer of any motor vehicles which will be accompanied by the original certificates of title fully executed and endorsed. Any sales tax payable in connection with the transfer of the Personal Property shall be paid by Seller.

                    11.1.4 ASSIGNMENT OF SPACE LEASES AND CLUB MEMBERSHIPS. An assignment by Sellers and assumption by Buyer as of the Closing Date of Space Leases, Club Memberships, security deposits and prepaid rents and fees assigning to Buyer all of Seller's right, title and interest in and to the Space Leases and Club Memberships and all security deposits and prepaid rents and fees thereunder. Subject to Section 23, the Assignment of the Space Leases and Club Memberships shall contain a mutual indemnification whereby the Seller shall indemnify Buyer against any action or inaction relating to the Space Leases, Club Memberships, rents, security deposits and prepaid rents occurring or related to matters prior to the Closing Date and Buyer shall indemnify Seller against any action or inaction relating to the foregoing occurring or related to matters after the Closing Date.

                    11.1.5 ASSIGNMENT OF SERVICE CONTRACTS. An assignment by Seller and assumption by Buyer of Service Contracts assigning to Buyer all of Seller's right, title and interest in and to the Service Contracts. Buyer shall assume all obligations of Seller under the Service Contracts as of the Closing Date. Subject to Section 23, the Assignment of Service Contracts shall contain a mutual indemnification whereby the Seller shall indemnify Buyer against any action or inaction relating to the Service Contracts occurring or related to matters prior to the Closing Date and Buyer shall indemnify Seller against any action or inaction relating to the foregoing occurring or related to matters after the Closing Date.

                    11.1.6 GENERAL ASSIGNMENT. An assignment of all Permits, Warranties, Property Records, intangible Personal Property or rights, if any, used in the operation of the Resort, assigning to Buyer all of Seller's right, title and interest in and to the foregoing to the extent such rights exist and are assignable.

                    11.1.7 NOTICE OF CHANGE OF OWNERSHIP. Original letters signed by Seller to be delivered by Buyer to the tenants and service providers of the Resort giving notice of the change of ownership of the Resort. It shall be Buyer's responsibility to deliver the notice to the appropriate parties.

                    11.1.8 SERVICE CONTRACTS, PERMITS AND WARRANTIES. To the extent available, and copies if originals are not available, the originals of all Service Contracts, Permits and Warranties.

                    11.1.9 OPINION OF COUNSEL. An Opinion of Counsel for Seller that each Seller is a duly organized, validly existing entity and in good standing under the laws of its state of organization and is authorized to do business in the State, that Seller has the authority to execute, deliver and perform its obligations under this Contract and all documents to be delivered at Closing, that the persons who executed the same were duly authorized to execute the same and to bind Seller by all necessary action of Seller, that said documents are enforceable against Seller in accordance with their respective terms.

                    11.1.10 CLOSING STATEMENT. A closing statement setting forth the Purchase Price and all credits, adjustments and prorations between Buyer and Seller, and the net Cash to Close due from Buyer.

                    11.1.11 AUTHORIZING RESOLUTIONS. Certificates of such resolutions in form and content as Buyer or the Title Company may reasonably request evidencing Seller's existence, power and authority to enter into and execute this Contract and to consummate the transactions herein contemplated.

                    11.1.12 CERTIFICATE CONCERNING REPRESENTATION AND WARRANTIES. Seller shall execute a certificate dated as of the Closing Date certifying that all of the Seller's representations and warranties set forth in this Contract remain true and correct in all material respects as of the Closing Date, or if not, specifying the respect in which any such representation or warranty is not materially true.

                    11.1.13 EMPLOYMENT AND COLLECTIVE BARGAINING AGREEMENTS. True copies of all employment and collective bargaining agreements, if applicable.

                    11.1.14 SALES, USE, SINGLE BUSINESS TAX AND OTHER TAXES. Seller shall, (a) within fifteen (15) days following the Closing Date, file all final returns, reports, statements or similar documents required by law with respect to, and (b) within thirty (30) days following the Closing Date, make payment in full of any and all, taxes, charges. levies, assessments or similar amounts, including interest and penalties, due and owing from it or with respect to any of the Property or the business covered by this Agreement, to the State of Michigan and any city, county or other governmental entity in the State of Michigan, including but limited to sales taxes, use taxes, single business taxes, income taxes withheld, county and state real property transfer taxes, excluding property taxes or special assessments levied with respect to any of the Property covered by this Agreement. Seller shall also request the Michigan Department of Treasury and any other relevant governmental entity in Michigan, within thirty (30) days from the Closing Date, to provide clearance that it has no further indebtedness with respect to any and all such charges, levies, assessments or similar amounts, including penalties and interest, with respect to any time period prior to the Closing Date, which are or could become a lien against the Property covered by this Agreement or with respect to which the Buyer under this Agreement could have successor liability under any applicable statute, rule or similar provision. In the event that in the tax clearance process, the State of Michigan or other appropriate governmental entity (a) conducts an audit of the books and records of the Resort, or (b) conducts an audit of the Seller involving records in addition to or other than the books and records of the Resort, Buyer and Seller shall each provide the other with prompt notice of any notice of any such pending audit. Seller shall have the right to participate in and, while keeping Buyer fully informed, control the procedures of that portion of any such audit as regards any potential for a deficiency, claim or assessment against Seller which can be satisfied from the Holdback Escrow under Section 23. Buyer and Seller each agree to proceed diligently and to cooperate with the other in connection with any such audit, including making available such employees as have access to or understanding of, the financial records and operating systems in which information concerning the subject of the audit exists. The reasonable and ordinary expenses with respect to such audits, to the extent they relate to the books and records of the Resort and involve employees of the Resort, shall be borne by Buyer, not including post-audit proceedings; except that Seller may at its own expense retain separate counsel, accountants or other advisors to assist it in connection with any audit. Seller's liability for any unpaid taxes, penalties and interest, except as provided below for post Effective Closing Date liabilities, shall relate to periods ending on the Effective Closing Date. In the event any such tax, interest and/or penalty deficiency is finally assessed against Seller which is or could be made a lien against the Property covered by this Agreement or asserted against Buyer as a successor to Seller, such deficiency may be paid directly by Seller or may be paid from the Holdback Escrow under Section 23. Seller shall have no liability for nonpayment of taxes which would ordinarily be payable out of Resort revenues as ordinary and necessary operating expenses to the extent such taxes relate to the ordinary operation of the Resort subsequent to the Effective Closing Date, excluding (a) taxes or portions of taxes (such as, by example, any Single Business Tax relating to the capital asset disposition recapture or any real property transfer taxes) relating to Seller's disposition of the business and assets covered by this Agreement and (b) fines and penalties assessed by reason of non-payment or late payment of taxes relating to the Resort after the Effective Closing Date, which shall be and remain the responsibility of the Seller.

                    11.1.15 ASSIGNMENT OF TELEPHONE NUMBERS. A written instrument executed by the Seller conveying and transferring to the Buyer all of the Seller's right, title and interest in any telephone numbers (including all "800" or other toll free numbers) and TWX numbers relating to the Resort, and, if the Seller maintains a post office box, conveying to the Buyer all of its interest in and to such post office box and the number associated therewith, so as to assure a continuity in operation and communication.

                    11.1.16 KEYS. Keys to the Improvements and every lock thereon to the extent available.

                    11.1.17 SPACE LEASES AND SALES CONTRACTS. The originals of all Space Leases and Sales Contracts.

                    11.1.18 RENT ROLL. An updated Rent Roll current to within thirty-one (31) days of the Closing Date.

                    11.1.19 FIRPTA. A FIRPTA Non-Foreign Transferor Certificate in accordance with Section 1445 of the Internal Revenue Code which may be included in the Seller's Affidavit.

                    11.1.20 TENANT ESTOPPEL CERTIFICATES. The original Tenant Estoppel Certificates as required hereunder.

                    11.1.21 SERVICE CONTRACT ESTOPPEL CERTIFICATES. The original Service Contract Estoppel Certificates as required hereunder.

                    11.1.22 PERSONNEL (EMPLOYEE) FILES. The original or copies of all employee files for rehired employees.

                    11.1.23 GUEST INFORMATION. To the extent available, a complete set of all guest registration cards, guest transcripts, guest histories and all other available guest information.

                    11.1.24 CERTIFICATE OF TITLE. Certificate(s)/ registration(s) of title for any vehicles or boats owned by the Seller and used in connection with the Resort.

                    11.1.25 OPERATING STATEMENTS. Operating statements for the Resort through the period ending sixty (60) days prior to the Closing Date. Seller shall deliver to the Buyer operating statements for the entire period owned by Seller within forty five (45) days after the Closing Date.

                    11.1.26 TENANT FILES. The files for each of the tenants of any portion of the Resort.

                    11.1.27 MAINTENANCE RECORDS AND OPERATING MANUALS. All maintenance records and operating manuals pertaining to the Personal Property or any portion of the Resort.

                    11.1.28 PROPERTY RECORDS. The originals of each of the Property Records to the extent not otherwise covered in this Section 11.

                    11.1.29 ASSIGNMENT OF SALES CONTRACTS. An assignment of Sales Contracts, earnest money deposits, progress payments and other installments and fees assigning to Buyer all of Seller's right, title and interest in and to the Sales Contracts and all earnest money deposits, progress payments and other installments and fees thereunder. Buyer shall assume all obligations of Seller under the Sales Contracts as of the Closing Date. The Assignment of the Sales Contracts shall contain a mutual indemnification subject to Section 23 whereby the Seller shall indemnify Buyer against any action or inaction relating to the Sales Contracts, and all earnest money deposits, progress payments and other installments and fees thereunder occurring or related to matters prior to the Closing Date and Buyer shall indemnify Seller against any action or inaction relating to the foregoing occurring or related to matters after the Closing Date.

                    11.1.30 ASSIGNMENT OF DEVELOPER'S RIGHTS. An assignment of all right, title and interest of the developer under all condominium documents relating to the Resort assigning to Buyer all of Seller's right, title and interest in and to such developer's rights. Buyer shall assume all obligations of Seller under the condominium documents as of the Closing Date.
 The Assignment of the Developer's Rights shall contain a mutual indemnification subject to Section 23 whereby the Seller shall indemnify Buyer against any action or inaction relating to the condominiums occurring or related to matters prior to the Closing Date and Buyer shall indemnify Seller against any action or inaction relating to the condominiums occurring after the Closing Date.

                    11.1.31 ASSIGNMENT OF TRADEMARKS. An assignment of Trademarks assigning to Buyer all of Seller's right, title and interest in and to the Trademarks. The Assignment of the Trademarks shall contain a mutual indemnification subject to Section 23 whereby the Seller shall indemnify Buyer against any action or inaction relating to the Trademarks prior to the Closing Date and Buyer shall indemnify Seller against any action or inaction relating to the Trademarks occurring after the Closing Date.

               11.1.32 MUSIC HOUSE. An assignment of the note receivable, mortgage and any right of first refusal with respect to the Music House property.

               11.2 PRE-CLOSING DELIVERY. Copies of Seller's Closing Documents shall be delivered to Buyer's Attorney for review not less than ten
(10) days prior to the Closing Date.

          12. BUYER'S CLOSING DOCUMENTS.

               12.1 DOCUMENTS. At Closing, Buyer shall deliver the following documents ("Buyer's Closing Documents") to Escrow Agent:

                    12.1.1 CORPORATE RESOLUTION. Certificate of Resolution of Buyer in form and content as Seller or the Title Company may reasonably request authorizing the entering into and execution of this Contract and the consummation of the transaction herein contemplated.

                    12.1.2 ASSIGNMENT OF LEASES. Fully executed duplicate original of the Assignment of Leases.

                    12.1.3 ASSIGNMENT OF SERVICE CONTRACTS. Fully executed duplicate original of the Assignment of Service Contracts.

                    12.1.4 ASSIGNMENT OF SALES CONTRACTS. Fully executed duplicate original of the Assignment of Sales Contracts.

                    12.1.5 OPINION OF BORROWER'S COUNSEL. An Opinion of Counsel for Buyer that Buyer is a duly organized, validly existing entity and in good standing under the laws of its state of organization and is authorized to do business in the State, that Buyer has the authority to execute, deliver and perform its obligations under this Contract and all documents to be delivered at Closing, that the persons who executed the same were duly authorized the same and to bind Buyer by all necessary action of Buyer, that said documents are enforceable against Seller in accordance with their respective terms.

                    12.1.6 CLOSING STATEMENT. A closing statement setting forth the Purchase Price and all credits, adjustments and prorations between Buyer and Seller, and the net Cash to Close due from Buyer.

                    12.1.7 CERTIFICATE REGARDING REPRESENTATIONS AND WARRANTIES. Buyer shall execute a certificate dated as of the

Closing Date certifying that all of the Buyer's representations and warranties set forth in this Contract remain true and correct in all material respects as of the Closing Date, or if not, specifying the respect in which any such representation or warranty is not materially true.

          13. CLOSING PROCEDURE. The Closing shall proceed in the following manner:

               13.1 TRANSFER OF FUNDS. Buyer shall pay the Cash to Close to the Escrow Agent by wire transfer to a depository designated by Escrow Agent.

               13.2 DELIVERY OF DOCUMENTS. Seller shall deliver Seller's Closing Documents and Buyer shall deliver Buyer's Closing Documents to the Escrow Agent.

               13.3 DISBURSEMENT OF FUNDS AND DOCUMENTS. When the Title Company has deleted all the requirements, "insured the gap," i.e., endorsed the Title Commitment to delete the exception for matters appearing between the effective date of the Title Commitment and the effective date of the Title Policy and marked up the Title Commitment agreeing to insure Buyer's ownership subject only to the Permitted Exceptions, then Escrow Agent shall disburse the Cash to Close and Deposit to Seller; deliver the Seller's Closing Documents to Buyer; fund the Holdback Escrow; fund the Warranty Escrow; deliver the Buyer's Closing Documents to Seller; provided, however, that Escrow Agent shall record the Deed in the Public Records of the county where the Land is located.

          14. PRORATIONS AND ADJUSTMENT; CLOSING COSTS.

               14.1 PRORATIONS AND ADJUSTMENT.

          (a) Certain costs and expenses relating to the Resort shall be adjusted as of the Effective Closing Date between Seller and Buyer (the "Closing Date Adjustment"). The Closing Date Adjustment shall constitute a composite accounting of the different items described below in this Section
     14.1. Except as otherwise provided herein, the intent is to credit or charge, as the case may be, Seller with all revenues and expenses respecting the Resort which are attributable to operations before the Effective Closing Date and to credit or charge as the case may be, Buyer with all such revenues and expenses attributable to operations on and after the Effective Closing Date. Seller shall be responsible for and agrees to pay all accounts payable and other liabilities of operation of the Resort and other liabilities of Seller in full in connection with the operation of the Resort out of revenues of the Resort through the date immediately preceding the Closing Date. Unless otherwise provided for herein, all revenues and expenses shall be separately accounted for as between Seller and Buyer as of the first moment of the Effective Closing Date. Seller, Buyer and Deloitte & Touche shall prepare a final proration consistent with the draft attached hereto as EXHIBIT 14.1, and when agreed to by the Seller, Buyer and such auditor, shall be attached hereto as a replacement for EXHIBIT 14.1 and utilized as a closing statement to account for the prorations and adjustments provided for herein. No later than ninety (90) days after the Closing Date, Seller and Buyer shall review all the amounts and calculations made in respect of the Closing Date Adjustment and any final corrections shall be made to the Closing Date Adjustment, and Seller and Buyer at that time shall settle any funds owed to each other. The following items, among others, shall be accounted for in calculating the necessary prorations and adjustments:

               (i) A credit shall be provided to Buyer for the net earnings of the operations of the Seller for the period from the Effective Closing Date to the Closing Date, using generally accepting accounting principles (GAAP), determined as follows: Revenues (reduced by 1/2 of the guest rooms and condominium revenue for May 31), Less - all operating expenses (excluding depreciation, amortization, real estate taxes, interest income, interest expense, income taxes, "extra" sales taxes assessed and paid relative to a prior period, and bonuses, severance pay, unaccrued vacation pay paid upon termination and associated payroll taxes and benefits expense that relate to the termination of employment of individuals at Closing Date; but normal (defined as similar amounts or methodology used in prior accounting periods) payroll and payroll benefit expenses associated with the accounting period are not excluded; and a normal provision for bad debts is not excluded);

               (ii) The total amount of security and advance deposits, which are associated with the continuation of the business operation and relationship, held by Seller under the Space Leases and Club Memberships shall be credited to Buyer by Seller, measured at Closing Date;

               (iii) All room and other deposits and advance payments under booking arrangements, all moneys retained and unspent from the retail marketing fund and accrued but unpaid employee housing bonuses shall be credited to Buyer, measured at the Closing Date;

               (iv) Security deposits, prepaid Service Contracts, and prepaid rents, to the extent new deposits and prepaids have been paid between the Effective Closing Date and the Closing Date, such increase will be paid for by Buyer (subject to reduction with respect to Service Contracts per Section 4.3). Such deposits and prepaids are associated with the continuation of the business operation and relationship (for example: prepaid insurance is not included).

               (v)  The sum of $100,000 shall be credited to Buyer at Closing.

               (vi) With regard to the booking of guest rooms and of condominiums and the provision of other services at the Resort, the parties agree that Seller shall be entitled to all of the revenue (net of any amounts due to the condominium owners) generated for services rendered by such operations through the night before the Effective Closing Date; provided that Buyer and Seller shall each be entitled to one-half of such revenue (excluding applicable sales tax) for the night before the Effective Closing Date.

               (vii) Accounts receivable shall be prorated as follows: If the actual balance of accounts receivable on the Closing Date exceeds $1,500,000, Seller shall be credited an amount, at Closing, equal to the difference between the actual balance of accounts receivable and $1,500,000, less an adjustment provided below. If the actual balance of accounts receivable on the Closing Date is $1,500,000 or less, Buyer shall be credited an amount, at Closing, equal to the difference between $1,500,000 and the actual balance of accounts receivable, less an adjustment as provided below. Accounts receivable purchased will not include accounts receivable from any of the several entities constituting the Seller with the exclusion of the Resort's receivable for the realty company which is backed by the accounts receivable held in the condominium escrow accounts. No bad debt adjustment shall be made as to (i) accounts receivable which are not more than sixty (60) days past due, and (ii) accounts receivable that are held in condominium escrow accounts. The bad debt adjustment for accounts receivable more than sixty (60) days past due shall be a minus ten percent (-10%), and such adjustments shall be applied to the balance of accounts receivable.

               (viii) The Purchase Price shall be increased by the amount of capital expenditures provided hereunder of Seller subsequent to the Effective Closing Date and prior to the Closing Date, provided that Seller has complied with the Capital Project Schedule attached as
          EXHIBIT 8.1 and subject to reduction per Section 4.3. Such capital expenditures shall be calculated on an accrual basis consistent with GAAP such that Buyer is responsible only for capital expenditures accrued subsequent to the Effective Closing Date. Seller shall be responsible for any capital costs incurred subsequent to the Effective Closing Date which specifically benefit the Housing Inventory identified on Exhibit 1.2.6.

               (ix) All gift certificates previously sold and unredeemed as of the Closing Date which are shown as a liability on Seller's balance sheet shall be credited to Buyer; provided that such liabilities will be credited to Buyer at face value. Additionally, a credit will be attributed to the Buyer representing the estimated liability of unbooked gift certificates and tradeouts where the goods have been received or the services rendered prior to the Effective Closing Date calculated on a cost basis. The estimated liability of unbooked gift certificates and tradeouts is set forth on EXHIBIT 14.1(a)(ix). If subsequent to Closing, but prior to the settlement of the Threshold Amount (as defined in Section 23.2(b)(ii) hereof), the cost of redemption (at cost) exceeds the estimated liability by 150%, such overage will be applied toward the Threshold Amount.

               (x) The sum of $300,000 shall be credited to Buyer at Closing to compensate Buyer for repairs necessary to the masonry exterior of the Governor's Hall identified in the Law Engineering Report, which money may be used in any manner Buyer chooses.

          (b) The parties shall arrange for hotel guests to sign new deposit box or other appropriate receipts on the day before the Closing Date with respect to baggage, personal property, laundry, valet packages and other property of hotel guests checked or left in the care of Seller by transient hotel guests or tenants and, to the extent such receipts are not obtained, such property shall be sealed, listed in an inventory prepared and signed jointly by the parties as of the Closing Date, and Buyer shall be responsible from and after the Closing Date for all such property listed in said inventory. Notwithstanding the foregoing, to the extent a hotel guest has not signed a new safe deposit box receipt, Seller shall continue to be responsible for the contents thereof and shall indemnify and hold Buyer harmless for any and all losses, misappropriations, thefts, or otherwise improper removals from said safe deposit boxes. The provisions of this paragraph shall expressly survive the Closing.

          (c) Taxes (as defined in this clause (c)), on a due date basis. The term "taxes" shall mean all taxes (including, without limitation, real and personal property taxes), assessments, water charges and sewer rents (on the basis of the calendar year), vault charges, excises and levies assessed, levied, charged, confirmed or imposed upon or payable out of which have become a lien on the Resort or any part thereof or the sidewalks, streets, or vaults adjacent thereto; but the term "taxes" shall not include any municipal, state or federal income taxes assessed against Seller or any municipal, state or federal capital levy, estate, succession, inheritance, transfer, sales and use taxes imposed with respect to the Resort or Seller or any franchise taxes imposed upon any corporate owner of the Resort or any part thereof, or any income, profits or revenues tax, assessment or charge imposed upon the rent, if any, collected with respect to the Resort. If, at the time of the Closing, the Resort or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments, of which the first installment is then a charge or lien, or has been paid, then for the purposes of this Contract all the unpaid installments of any such assessment, including those which are to become due and payable after the Closing, shall be deemed to be due and payable and to be liens upon the Property affected thereby and shall be paid and discharged by the Seller, at or prior to the Closing;

          (d) Seller shall notify the utility companies servicing the Resort prior to Closing, or as soon thereafter as practicable, that billing to Seller for such utilities shall be discontinued at the end of the day preceding the Closing Date, and Buyer shall arrange with such utilities to have such billings for utility services charged to Buyer from and after the Closing Date and Seller shall be entitled to the refunds of all deposits therefor;

Except as expressly provided for otherwise herein, prorations hereunder shall be made on the basis of GAAP and, if necessary, where applicable, be made on the basis of a 365-day year, and, for any month, on the basis of the number of days elapsed. If any of the foregoing cannot be apportioned at the Closing Date because of the unavailability of the amounts which are to be prorated, unless otherwise provided for herein, such items shall be prorated as soon as practicable after the Closing Date. Regardless of when the actual Closing Date occurs, taxes (as defined in clause (b) above) shall be prorated as of the Effective Closing Date. The provisions of this Section 14 shall survive the Closing.

               14.2 SELLER'S CLOSING COSTS. Seller shall pay for the following items prior to or at the time of Closing:

          (a) Transfer fees (including all documentary stamp tax, surtax, excise tax or other similar tax or charge) to be affixed to the Deed;

          (b) Costs of recording any corrective instruments and those necessary to satisfy existing encumbrances;

          (c)  One-half escrow fees and costs of Escrow Agent;

          (d) Published premiums for the Owner's Title Insurance Policy (including the ALTA 3.1 zoning endorsement with parking) to the extent the cost thereof is to be paid by Seller; and

          (e) Real estate and personal property taxes attributable to the period prior to the Effective Closing Date.

               14.3 BUYER'S CLOSING COSTS. Buyer shall pay for the following items prior to or at the time of Closing:

          (a) Costs of recording all closing documents (except corrective instruments or documents necessary to satisfy any existing encumbrances);

          (b) Buyer's share of Owner's Title Insurance Policy premium for endorsements to be paid by Buyer;

          (c)  One-half escrow fees and costs of Escrow Agent; and

          (d) Real estate and personal property taxes attributable to the period from and after the Effective

     Closing Date.

          15. POSSESSION. Buyer shall be granted full possession of the Resort at Closing subject to the Space Leases, Club Memberships and guests in occupancy.

          16. CONDEMNATION AND DAMAGE BY CASUALTY.

               16.1 CONDEMNATION. In the event of the institution of any proceedings by any Governmental Authority which shall relate to the proposed taking of any material portion of the Resort by eminent domain prior to Closing, or in the event of the taking of any material portion of the Resort by eminent domain prior to Closing, Seller shall promptly notify Buyer and Buyer shall thereafter have the right and option to terminate this Contract by giving Seller and Escrow Agent written notice of Buyer's election to terminate within thirty (30) days after receipt by Buyer of the notice from Seller. Seller hereby agrees to furnish Buyer with written notice of a proposed condemnation within two (2) business days after Seller's receipt of such notification. Should Buyer terminate this Contract, Escrow Agent shall return to Buyer the Deposit in full, and, except as otherwise provided for herein, the parties hereto shall be released from their respective obligations and liabilities hereunder. Should Buyer elect not to terminate, the parties hereto shall proceed to Closing and Seller shall assign to Buyer all of its right, title and interest in all awards in connection with such taking.

               16.2 DAMAGE BY CASUALTY.

                    16.2.1 DAMAGE NOT IN EXCESS OF SET AMOUNTS. If, after the Effective Date but prior to the Closing Date, any damage occurs from fire, windstorm or other casualty to the Resort, and the cost to repair such loss or damage does not exceed $1,000,000.00 and is insured, or does not exceed $200,000.00 and is uninsured, then in such event the Closing shall be consummated as provided for herein. Buyer shall be entitled to all insurance proceeds payable with respect to the loss. Buyer shall be entitled to the benefit of all business interruption insurance from and after the Effective Closing Date, and Seller shall execute and deliver to Buyer at Closing any documents required to assign such rights.

                    16.2.2 DAMAGE IN EXCESS OF SET AMOUNTS. If the cost to repair such damage or destruction exceeds $1,000,000.00 and is insured, or exceeds $200,000.00 and is not insured, then within ten (10) days after written notice from Seller of such event, Buyer shall have the option by written notice to Seller, to terminate this Contract, in which event the Escrow Agent shall return to Buyer the Deposit in full, and except as otherwise provided for herein, neither Buyer nor Seller shall have any further rights or obligations hereunder. Unless Buyer timely notifies Seller of its election to terminate this Contract, Buyer shall be required to close this transaction in accordance with the Contract and Seller shall assign unto Buyer any and all insurance proceeds. In such event, Seller shall have no additional obligation if such insurance proceeds are insufficient or unavailable to repair such damage.

          17. DEFAULT.

               17.1 BUYER'S DEFAULT. In the event that this transaction fails to close due to a default on the part of Buyer, the Deposit shall be paid to the Seller as agreed-upon liquidated damages and thereafter, neither Buyer nor Seller shall have any further obligation under this Contract except for indemnifications and other provisions which expressly survive termination of this Contract. Buyer and Seller acknowledge that if Buyer defaults in its obligation to close this transaction, if any, Seller will suffer damages in an amount which cannot be ascertained with reasonable certainty on the Effective Date and that the Deposit most closely approximates the amount necessary to compensate Seller in the event of such default. Buyer and Seller agree that this is a bona fide liquidated damages provision and not a penalty or forfeiture provision. Seller shall not be entitled to any other remedy against Buyer for breach of its obligation to close this transaction.

               17.2 SELLER'S DEFAULT. In the event that this transaction fails to close due to a default on the part of Seller, Buyer shall have the right to either (i) terminate the Contract and receive back the Deposit in full and Seller shall pay to Buyer Buyer's Costs, in which event the parties shall be released from any and all liability under this Contract, except as otherwise expressly provided herein; or (ii) waive such default and close the transaction as set forth herein; or (iii) pursue any and all remedies against Seller available at law or in equity, including without limitation, specific performance of Seller's obligations hereunder.

               17.3 DEFAULTING PARTY. Prior to the exercise by Buyer or Seller of their respective rights under this Section 17, the non-defaulting party shall provide written notice specifying such default to the other party (the "Defaulting Party") and the Defaulting Party shall have thirty (30) days following such notice to cure such default; however, this provision shall not apply to failure by the Defaulting Party to close on the Closing Date, as to which date time is of the essence.

          18. REAL ESTATE COMMISSION. Seller represents and warrants to Buyer and Buyer represents and warrants to Seller that except as disclosed on
EXHIBIT 18 hereto, there are no brokers, salespersons or finders involved in this transaction. Buyer shall be responsible for all real estate commissions due CB Commercial.

Seller and Buyer agree to indemnify and hold each other harmless from any and all claims for any brokerage fees or similar commissions asserted to be due to or by any brokers, salespersons or finders claiming by, through or under the indemnifying party except as otherwise provided in this Section 18. The provisions of this Section 18 shall survive the Closing or earlier termination of this Contract.

          19. NOTICES. All notices, demands, requests, consents, approvals and other communications (herein collectively called "Notices") required or permitted to be given hereunder, or which are to be given with respect to this Agreement, shall be in writing and shall be (i) personally delivered,
(ii) sent by registered or certified mail, postage prepaid, return receipt requested, (iii) sent by overnight express courier, postage prepaid, or (iv) sent by confirmed facsimile addressed to the party to be so notified as follows:

          IF TO BUYER:

          KSL Recreation Corporation
          56-140 PGA Boulevard
          La Quinta, California 92253
          Attention: John K. Saer, Jr.
          Facsimile No.:  619 or 760/564-4880

          WITH A COPY TO:

          KSL Recreation Corporation
          56-140 PGA Boulevard
          La Quinta, California 92253
          Attention: Legal Department
          Facsimile No.:  619 or 760/564-4880

          WITH A COPY TO:

          Miller, Canfield, Paddock and Stone, P.L.C.
          150 W. Jefferson Avenue
          Suite 2500
          Detroit, Michigan 48226
          Attention: Michael A. Limauro
          Facsimile No.:  313/496-8450

          IF TO SELLER:

          Mr. Mark Mitchell
          MIG Realty Advisors, Inc.
          Grand Traverse Resort
          P.O. Box 404
          100 Grand Traverse Village Boulevard
          Acme, MI 49610-0404
          Facsimile No.:  616/938-3857

          With a copy to:

          Ronald Zajac
          243 West Congress Street
          Suite 480
          Detroit, Michigan 48226
          Facsimile No.:  313/961-6559

          WITH A COPY TO:

          Clark Hill P.L.C.
          500 Woodward Avenue
          Suite 3500
          Detroit, Michigan 48226-3435
          Attention: William B. Dunn
          Facsimile No.:  313/962-4348

          IF TO ESCROW AGENT:

          Ticor Title Insurance Company
          40 Oak Hollow, Suite 350
          Southfield, Michigan 48037
          Attention: Margo R. Hannum
          Facsimile No.:  248/355-0122

Notice mailed by registered or certified mail shall be deemed received by the addressee three (3) days after mailing thereof. Notice personally delivered shall be deemed received when delivered. Notice mailed for overnight delivery by overnight express courier shall be deemed received by the addressee two (2) days (provided that the second day is a business day, and if not, the next following business day) after mailing thereof. Notice by facsimile transmission shall be deemed delivered on the next business day after confirmation. Either party at any time may change the address for notice to such party by mailing Notice as aforesaid. All notices given hereunder shall be simultaneously given to each of the parties hereto.

          20. ASSIGNMENT. Seller acknowledges and agrees that it is Buyer's right to assign this Contract, or any portion thereof, to any subsidiary or affiliate of Buyer (each a "KSL Assignee") and Seller hereby consents to such assignment, provided Buyer gives

Seller five (5) calendar days but no less than three (3) Business days notice of any such assignment. Any such assignee may enforce any and all obligations of the Seller hereunder.

          21. ESCROW AGENT. The payment of the Deposit, Cash to Close and all other funds provided hereunder to the Escrow Agent is for the accommodation of the parties to this Contract. The duties of the Escrow Agent shall be determined solely by the express provisions of the Escrow Agreement.

          22. MISCELLANEOUS.

               22.1 COUNTERPARTS. This Contract may be executed in any number of counterparts, any one and all of which shall constitute the contract of the parties and each of which shall be deemed an original.

               22.2 SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings herein contained are for the purposes of identification only and shall not be considered in construing this Contract.

               22.3 AMENDMENT. No modification or amendment of this Contract shall be of any force or effect unless in writing executed by both Seller and Buyer.

               22.4 THIRD PARTY BENEFICIARY. There are no third party beneficiaries of this Contract, intended or otherwise.

               22.5 NO JOINT VENTURE. Buyer and Seller, by entering into this Contract or consummating the transactions contemplated hereby, shall not be considered partners or joint venturers.

               22.6 ATTORNEYS' FEES. In the event of any dispute hereunder the prevailing party shall be entitled to all reasonable costs and Attorney's Fees in connection therewith.

               22.7 GOVERNING LAW. This Contract shall be interpreted in accordance with the internal laws of the State both substantive and remedial.

               22.8 ENTIRE CONTRACT. This Contract sets forth the entire agreement between Seller and Buyer relating to the Resort and all subject matter herein except as to matters of escrow contained in the Escrow Agreement, the Holdback Escrow Instructions, and the Warranty Escrow Instructions, and supersedes all prior and contemporaneous negotiations, understandings and agreements, written or oral, between the parties.

               22.9 TIME OF THE ESSENCE. Time is of the essence in the performance of all obligations by Buyer and Seller under this Contract.

           22.10 COMPUTATION OF TIME. Any reference herein to time periods of less than six (6) days shall exclude Saturdays, Sundays and legal holidays in the computation thereof. Any time period provided for in this Contract which ends on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. on the next full Business Day.

           22.11 SUCCESSORS AND ASSIGNS. This Contract shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto.

           22.12 INTENTIONALLY OMITTED.

           22.13 CONSTRUCTION OF CONTRACT. All of the parties to this Contract have participated freely in the negotiation and preparation hereof; accordingly, this Contract shall not be more strictly construed against any one of the parties hereto.

           22.14 GENDER. As used in this Contract, the masculine shall include the feminine and neuter, neuter shall include the masculine and the feminine, the singular shall include the plural and the plural shall include the singular as the context may require.

           22.15 FURTHER ACTS. In addition to the acts, deeds, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Buyer and Seller, Buyer and Seller shall perform, execute and deliver or cause to be performed, executed and delivered at the Closing or after the Closing, any and all further acts, deeds, instruments and agreements and provide such further assurances as the other party or the Title Company may reasonably require to consummate the transaction contemplated hereunder. However, the foregoing shall not be deemed to require Seller to expend a sum of money which it could not reasonably have anticipated on the date of execution of this Agreement, or require Buyer to expend a sum of money which it could not reasonably have anticipated on the expiration of the Investigation Period.

           22.16 JOINT AND SEVERAL OBLIGATION OF SELLER. The obligations of each Seller under this Contract shall be joint and several obligations of each named Seller. The Buyer may enforce the obligations of Seller hereunder against one or more of the Sellers and not pursue another Seller hereunder as it shall choose in its sole and absolute discretion. The choice of the Buyer to pursue remedies against one or more Sellers and not pursue others shall not affect the liability of the Seller hereunder or any of them, provided, however, the choice of the Buyer to pursue one or more of the Sellers and not others shall not affect any right of contribution that may exists among the Sellers.

           22.17 JOINT AND SEVERAL OBLIGATION OF BUYER. If Buyer assigns this Contract in accordance with Section 20, then the obligations of Buyer and such assignee under this Contract shall be joint and several obligations.
The Seller may enforce the obligations of Buyer hereunder against one or more of the Buyers and not pursue another Buyer hereunder as it shall choose in its sole and absolute discretion. The choice of the Seller to pursue remedies against one or more Buyers and not pursue others shall not affect the liability of the Buyer hereunder or any of them, provided, however, the choice of the Seller to pursue one or more of the Buyers and not others shall not affect any right of contribution that may exists among the Buyers.

           22.18 CONFIDENTIALITY. Each party acknowledges that the information, observations and data relating to the business of the other parties hereto of a proprietary and/or confidential nature which such party possesses or which such party has obtained or will obtain during the course of the transactions provided for herein are the property of such other parties ("Confidential Information"). Each party agrees that it or he shall not, directly or indirectly, use for its or his own purposes or disclose to any third party, except consultants and attorneys bound by the confidentiality requirements set forth in this Section 22.18, any of such Confidential Information without the prior written consent of the other parties, unless and to the extent that the aforementioned matters (a) become generally known to and available for use by the hotel and hospitality industry other than as a result of any party's acts or omissions to act; (b) are rightfully received by a party from a party who was not subject to any obligations of confidentiality; (c) are required to be disclosed to Governmental Authorities in the course of Buyer's due diligence; or (d) to the extent a party is required by order of a court of competent jurisdiction (by subpoena or similar process) to disclose or discuss any Confidential Information (provided that in such case, such party shall promptly inform the other parties of such event, shall cooperate with such other parties in attempting to obtain a protective order or to otherwise restrict such disclosure and shall only disclose Confidential Information to the minimum extent necessary to comply with any such court order). Notwithstanding the foregoing, after the Closing, Buyer may use for its own legal and property purposes or on a need-to-know basis disclose to any third party any Confidential Information relating solely to the Resort acquired pursuant hereto without the prior written consent of Seller.

     The parties hereto agree that they may each suffer irreparable harm from a breach by any other party of any of the covenants or agreements contained herein. In the event of an alleged or threatened breach by any party of any of the provisions of this Section 22.18, the other parties or their successors or assigns may, in addition to all other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof.

     The agreements in this Section 22.17 shall survive the termination of this Contract and the Closing.

          23. INDEMNITIES.

               23.1 SURVIVAL. Subject to the completion of the Closing, all covenants, representations and warranties set forth in this Agreement shall survive such Closing as follows: as to covenants, representations and warranties of Seller, in the case of Sections 7.1.1 and 7.1.2 without limitation, and in all other cases for eighteen (18) months; and as to covenants of Buyer, until performed, but as to representations and warranties of Buyer set forth in Section 7.2.1, 7.2.2, 7.2.4, without limitation. Notwithstanding the foregoing limitation, the representations contained in Sections 7.1.16 shall expressly survive the Closing until the date which is ninety (90) days after the date the applicable statute of limitations for the payment or collection of such tax has expired. Seller's obligation to indemnify Buyer and Buyer's obligation to indemnify Seller in respect of breaches thereof shall be subject to the provisions and limitations set forth below. The provisions of this Section 23 shall apply only AFTER Closing, and neither Buyer nor Seller shall have any liability or obligation under the provisions of this Section 23 unless and until the Closing occurs.

               23.2 INDEMNIFICATION BY SELLER.

          (a) Subject to the limitations set forth in Section 23.2(b) below, as the exclusive remedy of Buyer under this Contract after Closing, other than the remedies set forth in Section 24 below, Seller agrees to indemnify Buyer (who for purposes of this Section 23, shall include the affiliates, officers, directors, partners, employees, agents, representatives, successors and permitted assigns) and hold each of them harmless against and pay on behalf of or reimburse Buyer in respect of any liability (including, without limitation, interest, penalties, reasonable attorneys fees and expenses, court costs and amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, "Losses") which Buyer may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of the breach by Seller of any covenant, representation or warranty made by a Seller under this Contract (a "Seller's Breach").

          (b) The indemnification provided for in Section 23.2(a) above is subject to the following limitations:

          (i) Seller will not be liable to Buyer to the extent that any of Seller's representations and warranties set forth in this Contract become untrue or misleading in a material respect at any time after the Effective Closing Date, but prior to Closing, as a result of knowledge acquired by Seller through Buyer's due diligence.

          (ii) Seller will not be liable for any Losses arising from Seller's Breach unless and until the aggregate amount of all such Losses relating to all such Seller's Breaches exceeds $75,000 (the "Threshold Amount"), in which case Seller shall be liable for the amount of all such Losses in excess of the Threshold Amount; provided that the aggregate liability of Seller hereunder shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the "Cap Amount") in respect of all Losses for which indemnification is sought by Buyer pursuant hereto.

               23.3 INDEMNIFICATION BY BUYER.

          (a) Subject to the limitations set forth in Section 23.3(b) below, as the exclusive remedy of Seller under this Contract after Closing, Buyer hereby agrees to indemnify Seller (who for purposes of this Section 23, shall include affiliates, officers, directors, partners, employees, agents, representatives, successors and permitted assigns) and hold each of them harmless against and pay on behalf of or reimburse Seller in respect of any Losses which Seller may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of the breach by Buyer of any covenant, representation or warranty made by Buyer under this Contract (a "Buyer's Breach").

          (b) The Indemnification provided for in Section 23.3(a) above is subject to the following limitations:

          (i) Buyer will be liable to Seller with respect to a Buyer's Breach only if (a) Seller had no knowledge of such Buyer's Breach on or before the Closing Date and (b) if Seller gives Buyer written notice of such claim at any time after the Closing Date for claims arising from or relating to Breach of the representations and warranties set forth in Section 7.2 of this Contract.

          (ii) Buyer will not be liable for any Losses arising from a Buyer's Breach unless and until the aggregate amount of all Losses relating to all such Buyer's Breaches exceeds the Threshold Amount, in which case Buyer, shall be liable for the amount of all such Losses in excess of the Threshold Amount, subject to a maximum aggregate liability for all such Losses in the amount of the Cap Amount provided that the Cap Amount shall not apply to the obligation of Buyer to perform or otherwise discharge the liabilities other than Excluded Liabilities.

               23.4 PROCEDURES.

          (a) If a party hereto seeks indemnification under this Section 23, such party (the "Indemnified Party) shall give written notice to the other party (the "Indemnifying Party") of the facts and circumstances giving rise to the claim. If any suit, action, claim, liability or obligation shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Section 23, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party, if it so elects, shall assume and control the defense thereof (and shall consult with the Indemnified Party with respect thereto), including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all necessary expenses; provided that the Indemnifying Party shall not have the right to assume control of such defense if the claim which the Indemnifying Party seeks to assume control (1) seeks non-monetary relief; or (2) involves criminal or quasi-criminal allegations. In the event that the Indemnified Party retains control of the defense of such claim, the Indemnified Party shall use good faith efforts, consistent with prudent business judgment, to defend such claim. If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (A) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (B) the Indemnifying Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party and such counsel advises the Indemnifying Party of the general nature of such conflict, (C) the Indemnifying Party has failed to assume the defense and employ counsel, or (D) the Indemnified Party has reasonably determined that an adverse outcome could have a material adverse effect on its business, reputation or could reasonably be expected to have a materially adverse precedential effect; in which case the fees and expenses of the Indemnified Party's counsel shall be paid by the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without the written consent of the Indemnifying Party, however, if there shall be a final judgment for the plaintiff in any such action, the Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such judgment.

          (b) In the event that the Indemnified Party is entitled to any indemnification hereunder from the Indemnifying Party, within fifteen (15) days after a final determination of the amount of such indemnification pursuant to the terms of this Section 23 (the "Indemnification Amounts"), the Indemnifying Party shall pay such Indemnification Amount by payment of immediately available funds to the Indemnified Party.

          (c) Nothing in this Section 23 shall limit or restrict any party's right to maintain or recover on any action based on fraud, but no multiple recovery for indemnified losses is intended.

               23.5 HOLDBACK.  To secure Seller's obligations under this
Section 23, at Closing, Buyer and Seller shall establish an escrow account with the Title Company (or other mutually satisfactory financial institution) into which shall be deposited from the Purchase Price paid at Closing the sum of Two Million Dollars ($2,000,000.00) (the "Holdback Amount"). The terms of the escrow agreement (the "Holdback Escrow Instructions") establishing such escrow (the "Holdback Escrow") shall be set forth in EXHIBIT 23.5 and shall provide, in part, that the balance remaining in the Holdback Escrow shall be paid to Seller eighteen (18) months after the Closing Date unless there shall be pending as of such date a claim by Buyer for indemnification by Seller (a "Pending Claim"), in which event, a balance shall be retained in the Holdback Escrow sufficient to satisfy such Pending Claims (up to the Holdback Amount) until such Pending Claims have been satisfied or otherwise resolved. In order to preserve a Pending Claim under this subsection, Buyer must (a) file a lawsuit asserting its right to indemnification under this Section 23 on or before the date that is eighteen (18) months after the Closing Date, and (b) serve Seller (provided, however, that service is a condition only if Seller's agent for service of process has furnished Buyer with written evidence of its consent to act as Seller's agent prior to Buyer's filing of the lawsuit). Seller hereby appoints Ronald Zajac as its agent for accepting service of process. The prevailing party in such lawsuit shall be entitled to reimbursement of its actual attorney fees and costs incurred in connection with such lawsuit.

               23.6 CONFLICT. This Section 23 is not intended to exclude or govern indemnifications expressly made in other Sections of this Contract.


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

          24. WARRANTY OF CONDITION OF ASSETS.

               24.1 COVERAGE. Seller warrants to Buyer that the major structural components and operating systems of the Improvements, including but not limited to the roofs, structural walls, foundations, irrigation systems, heating, ventilation, air conditioning, plumbing and electrical equipment in the Improvements shall be in good condition and working order, free from defects (other than the Governor's Hall masonry repairs identified in the Law Engineering Report), ordinary wear and tear, and adequate in quantity and quality for the normal operation of the Resort for a period of twelve (12) months after the Closing Date. Defects that result from (a) Buyer's failure to properly maintain the above referenced property; (b) acts or omissions of Buyer, Buyer's principals, agents, employees, contractors, tenants, licensees, guests, invitees, and other persons upon the Land (except Seller after the Closing); (c) ordinary wear and tear; or (d) defects that are covered by insurance maintained by Buyer; shall be excluded from the warranty provided by this Section 24.

               24.2 CAP.  The aggregate liability of Seller under this
Section 24 is limited to Two Hundred Thousand Dollars ($200,000) in respect of all claims based on Seller's breach of warranty, which aggregate liability shall include the Required Repairs.

               24.3 HOLDBACK.  To secure Seller's obligations under this
Section 24, at Closing, Buyer and Seller shall establish an escrow account with the Title Company (or other mutually satisfactory financial institution) ("Warranty Escrow Agent") into which shall be deposited from the Purchase Price paid at Closing the sum of Two Hundred Thousand Dollars ($200,000) (the "Warranty Reserve"). The terms of the escrow agreement (the "Warranty Escrow Instructions") establishing such escrow (the "Warranty Escrow") shall be set forth in EXHIBIT 24.3 and shall provide, in part, that the balance remaining in the Warranty Escrow shall be paid to Seller twelve (12) months after the Closing Date unless there shall be pending as of such date a claim by Buyer for Seller's breach of warranty (a "Pending Warranty Claim"), in which event, a balance shall be retained in the Warranty Escrow sufficient to satisfy such Pending Warranty Claims (up to the Warranty Amount) until such Pending Warranty Claims have been satisfied or otherwise resolved.

               24.4 PROCEDURES.

          (a) If Buyer seeks recovery for Seller's breach of the warranties provided in this Section 24, Buyer shall give written notice ("Buyer's Notice") to Seller and Warranty Escrow Agent of the facts and circumstances giving rise to the claim and Buyer's estimate of the amount of loss suffered by Buyer (the "Estimated Loss"). If Warranty Escrow Agent does not receive written notice of Seller's objections to the Estimated Loss within ten (10) days of Warranty Escrow Agent's receipt of Buyer's Notice, Warranty Escrow Agent shall pay to Buyer from the Warranty Reserve a sum equal to the Estimated Loss. If Warranty Escrow Agent receives written notice of Seller's objection to the Estimated Loss within ten (10) days of Warranty Escrow Agent's receipt of Buyer's Notice, then Buyer and Seller shall negotiate in good faith a mutually acceptable resolution of the Estimated Loss. If after thirty (30) days, no mutually acceptable resolution is obtained by Buyer and Seller, then Buyer and Seller shall submit the dispute to a mutually acceptable arbitrator for arbitration, whose decision shall be binding on Buyer and Seller.

     Buyer and Seller hereby agree that, notwithstanding the notice provision set forth immediately above, the Warranty Reserve shall be available to Buyer for the Required Repairs without necessity of further notice to Seller.

     Buyer and Seller further agree that the Warranty provided in this Section 24 shall not extend to damage to due ordinary wear and tear, and that no recovery may be obtained from the Warranty Reserve for those losses covered by insurance procured by Buyer on the Resort.

          (b) Nothing in this Section 24 shall limit or restrict any party's right to maintain or recover on any action based on fraud.

               24.5 CONFLICT. This Section 24 is not intended to exclude or govern indemnifications expressly made in other Sections of this Contract, but no multiple recovery for indemnified losses is intended.




                         [SIGNATURES ARE ON FOLLOWING PAGES]


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

     IN WITNESS WHEREOF, the parties have executed this Contract as of the dates indicated below.

                              SELLER:

Witness:                      Grand Traverse Holding Company,
                                a Michigan corporation

---------------------------
                              By:     /s/ Ronald Gracia
                                 ---------------------------------
                                   Name: Ronald Gracia
---------------------------   Title:     President
                                     -----------------------------

                              Date:     August 1    , 1997
                                   -----------------

                              GRS Grand Hotel Corporation,
                                a Michigan corporation

---------------------------
                              By:     /s/ Ronald Gracia
                                 ---------------------------------
                                   Name: Ronald Gracia
---------------------------   Title:    President
                                     -----------------------------

                              Date:     August 1    , 1997
                                   -----------------

                              General Realty Services, Inc.
                              a Michigan corporation

---------------------------
                              By:    /s/ Mark P. Mitchell
                                 ---------------------------------
                                   Name:  Mark P. Mitchell
---------------------------   Title:     Secretary
                                     -----------------------------

                              Date:     August 1    , 1997
                                   -----------------

                              GTR Resort Development, Inc.
                              a Michigan corporation

---------------------------
                              By:    /s/ Mark P. Mitchell
                                 ---------------------------------
                                   Name:  Mark P. Mitchell
---------------------------   Title:    President
                                     -----------------------------

                              Date:     August 1    , 1997
                                   -----------------

                              Grand Personalty, Inc.,
                              a _____________________ corporation

---------------------------
                              By:    /s/ Mark P. Mitchell
                                 --------------------------------
                                   Name:  Mark P. Mitchell
---------------------------   Title:     Secretary
                                     ----------------------------

                              Date:     August 1    , 1997
                                   -----------------



BUYER:
                              KSL Recreation Corporation,
                              a Delaware corporation

---------------------------
                              By:     /s/ John K. Saer, JR.
                                 --------------------------------
                                   Name:  John K. Saer, Jr.
---------------------------   Title:    Vice President
                                     ----------------------------

                              Date:     August 1    , 1997
                                   -----------------


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